                                                                 EXHIBIT 10.3




                364-DAY REVOLVING CREDIT AND TERM LOAN AGREEMENT


                                     among


                                WORLDCOM, INC.,
                                    Borrower


                          NATIONSBANK OF TEXAS, N.A.,
                              Administrative Agent

                                      and

                           THE LENDERS NAMED HEREIN,
                                    Lenders



                                 $1,250,000,000


                         DATED AS OF FEBRUARY 19, 1998

                                      TABLE OF CONTENTS

                                                                                                                     PAGE
SECTION 1        DEFINITIONS AND TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Number and Gender of Words; Other References . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.3     Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 2        BORROWING PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.1     Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.2     Competitive Bid Subfacility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.3     Conversion of Facility to Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.4     Termination of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.5     Borrowing Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 3        TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.1     Loan Accounts, Notes, and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.2     Interest and Principal Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.3     Interest Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.4     Quotation of Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.5     Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.6     Interest Recapture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.7     Interest Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.8     Maximum Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.9     Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.10    Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.11    Order of Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.12    Sharing of Payments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.13    Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.14    Booking Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.15    Basis Unavailable or Inadequate for Eurodollar Rate  . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.16    Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.17    Change in Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.18    Consequential Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.19    Negative Pledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 4        FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.1     Treatment of Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.2     Fees of Administrative Agent and Arranger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.3     Competitive Bid Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.4     Commitment Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 5        CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.1     Conditions Precedent to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.2     Conditions Precedent to a Permitted Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.3     Conditions Precedent to Each Borrowing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 6        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.1     Purpose of Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.2     Existence, Good Standing, Authority, and Authorizations  . . . . . . . . . . . . . . . . . . . . . .  34

         6.3     Subsidiaries; Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.4     Authorization and Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.5     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.6     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.7     Litigation, Claims, Investigations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.8     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.9     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.10    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.11    Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.12    Government Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.13    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.14    Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.15    Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.16    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.17    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.18    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.19    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.20    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.21    Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.22    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 7        COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.1     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.2     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.3     Items to be Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.4     Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.5     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.6     Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.7     Maintenance of Existence, Assets, and Business . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.8     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.9     Preservation and Protection of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.10    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.11    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.12    Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.13    Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.14    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.15    Compliance with Laws and Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.16    Permitted Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.17    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.18    Fiscal Year and Accounting Methods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.19    Government Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.20    Loans, Advances, and Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.21    Permitted Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.22    Restrictions on Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.23    Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.24    Sale-Leaseback Financings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.25    Amendments to Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.26    Mergers and Dissolutions; Sale of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.27    Designation of Unrestricted Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.28    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 8        DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.1     Payment of Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.2     Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.3     Debtor Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.4     Judgments and Attachments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.5     Government Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.6     Misrepresentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.7     SEC Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.8     Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.9     Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.10    Default Under Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.11    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.12    Validity and Enforceability of Loan Papers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.13    Payment of Certain Other Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.14    Default or Acceleration under any Certain Other Debt . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.15    Redemption of Certain Other Debt.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 9        RIGHTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.1     Remedies Upon Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.2     Company Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.3     Performance by Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.4     Delegation of Duties and Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.5     Not in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.6     Course of Dealing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.7     Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.8     Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.9     Certain Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.10    Limitation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.11    Expenditures by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.12    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 10       AGREEMENT AMONG LENDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.1    Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.3    Proportionate Absorption of Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.4    Delegation of Duties; Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.5    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.6    Default; Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.7    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.8    Relationship of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.9    Foreign Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.10   Benefits of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 11       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.1    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.2    Nonbusiness Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.3    Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.4    Form and Number of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.5    Exceptions to Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         11.6    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.7    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.8    Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.9    Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         11.10   Jurisdiction; Venue; Service of Process; Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . .  61
         11.11   Amendments, Consents, Conflicts, and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         11.12   Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         11.13   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         11.14   Successors and Assigns; Assignments and Participations . . . . . . . . . . . . . . . . . . . . . . .  63
         11.15   Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances  . . . . . . . . . . . .  65
         11.16   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                             SCHEDULES AND EXHIBITS

Schedule 2.1                      -        Lenders and Commitments
Schedule 5.1                      -        Conditions Precedent to Closing
Schedule 6.2                      -        Subsidiaries
Schedule 6.3                      -        Warrants, Options, or Other Rights
Schedule 6.13                     -        Transactions with Affiliates
Schedule 7.12                     -        Existing Debt
Schedule 7.13                     -        Existing Liens
Schedule 7.20                     -        Other Investments

Exhibit A-1                       -        Form of Revolving/Term Note
Exhibit A-2                       -        Form of Competitive Bid Note
Exhibit B-1                       -        Form of Notice of Borrowing
Exhibit B-2                       -        Form of Notice of Conversion
Exhibit B-3                       -        Form of Competitive Bid Request
Exhibit B-4                       -        Form of Notice to Lenders of Competitive Bid Request
Exhibit B-5                       -        Form of Competitive Bid
Exhibit B-6                       -        Form of Term Conversion Request
Exhibit C                         -        Form of Administrative Questionnaire
Exhibit D-1                       -        Form of Compliance Certificate
Exhibit D-2                       -        Form of Permitted Acquisition Compliance Certificate
Exhibit E                         -        Form of Assignment and Acceptance Agreement
Exhibit F-1                       -        Form of Opinion of General Counsel of Borrower
Exhibit F-2                       -        Form of Opinion of Special Communications Counsel

                364-DAY REVOLVING CREDIT AND TERM LOAN AGREEMENT

         THIS AGREEMENT is entered into as of February 19, 1998, among WORLDCOM, INC., a Georgia corporation ("BORROWER"), the Lenders (hereafter defined) listed on SCHEDULE 2.1 attached hereto, and NATIONSBANK OF TEXAS, N.A., as a Lender and as Administrative Agent (hereinafter defined) for itself and the other Lenders.

                                    RECITALS

         A. Borrower has requested that Lenders extend credit to Borrower in the form of the Agreement (hereinafter defined), providing for a 364-day revolving credit and term loan facility, in the aggregate principal amount of $1,250,000,000, to finance the tender offer, exchange offer, consent solicitation, or other acquisition by Borrower of the Brooks Notes (hereafter defined); provided, that, up to $300,000,000 of the proceeds may be used to finance loan and advances to Brooks Fiber Properties, Inc. ("BROOKS") to fund working capital and to use for general corporate purposes.

         B. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend such credit to Borrower.

         Accordingly, in consideration of the mutual covenants contained herein, Borrower, Administrative Agent, and Lenders agree as follows:

SECTION 1        DEFINITIONS AND TERMS.

         1.1     Definitions.  As used herein:

         ACCOUNTS RECEIVABLE FINANCING means any transaction or series of transactions that may be entered into by any Consolidated Company pursuant to which such Consolidated Company may sell, convey, grant a security interest in, or otherwise transfer, undivided percentage interests in the Receivables Program Assets; provided that, for purposes of determinations made pursuant to SECTIONS 7.23(e) and 7.12(g), any Accounts Receivable Financing involving a sale of Receivables Program Assets to the Receivables Subsidiary by any Restricted Company and a subsequent substantially concurrent resale of such Receivables Program Assets, or an interest therein, to a third party shall be treated as a single Accounts Receivable Financing transaction.

         ACCOUNTS RECEIVABLE FINANCING AMOUNT means, with respect to any Accounts Receivable Financing and without duplication, the aggregate outstanding principal amount of the undivided percentage interests in the Receivables Program Assets, representing Rights to be paid a specified principal amount from such Receivables Program Assets.

         ACQUISITION means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by any Restricted Company of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by any Restricted Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (provided that, formation or organization of any entity shall not constitute an "Acquisition" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under SECTION 7.20); or (c) a merger, consolidation, amalgamation, or other combination by any Restricted Company with another Person if a Restricted Company is the surviving entity; provided that, in any merger involving Borrower, Borrower or a Permitted Successor Corporation must be the surviving entity.

         ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

         ADMINISTRATIVE AGENT means NationsBank of Texas, N.A., and its permitted successor or successors as administrative agent for Lenders under this Agreement.

         ADMINISTRATIVE QUESTIONNAIRE means an Administrative Questionnaire substantially in the form of EXHIBIT C hereto, which each Lender shall complete and provide to Administrative Agent.

         AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

         AGREEMENT means this 364-Day Revolving Credit and Term Loan Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

         ANNUALIZED OPERATING CASH FLOW means, for any Person, an amount equal to the product of four (4) multiplied by the amount of the Operating Cash Flow for the relevant period for calculation (subject to adjustments as set forth in the definition of "Operating Cash Flow"). The relevant period for calculation of Annualized Operating Cash Flow of the Consolidated Companies on any date of determination shall be (a) for purposes of SECTION 7.28, the three-month period then ending for which financial results are available, and (b) for all other purposes under the Loan Papers, the then most recently ended fiscal quarter for which quarterly or annual Financial Statements calculated for the Consolidated Companies on a consolidated basis have been delivered by Borrower pursuant to SECTIONS 7.3(a) and 7.3(b).

         APPLICABLE MARGIN means the lowest percentage set forth in the table below for the Type of Borrowing or commitment fees (as the case may be) which corresponds to Borrower's conformity, on any date of determination, with either the (i) Leverage Ratio or (ii) the ratings (or implied ratings) established by both S&P and Moody's applicable to Borrower's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("INDEX DEBT"):

                                                                         APPLICABLE MARGIN
                                                         --------------------------------------------------------------------
           RATINGS                LEVERAGE RATIO         BASE RATE       EURODOLLAR RATE      COMMITMENT
                                                         BORROWINGS         BORROWINGS           FEES
-----------------------------------------------------------------------------------------------------------------------------
          Category 1
          ----------
Equal to or higher than BBB+
by S&P;                         Less than 2.00:1.0         0.000%             0.300%              0.070%

Equal to or higher than Baa1
by Moody's
-----------------------------------------------------------------------------------------------------------------------------
          Category 2
          ----------
                              Greater than or equal
BBB by S&P;                        to 2.00:1.0,            0.000%             0.350%              0.090%
                              but less than 2.50:1.0
Baa2 by Moody's
-----------------------------------------------------------------------------------------------------------------------------
          Category 3
          ----------
                              Greater than or equal
BBB- by S&P;                       to 2.50:1.0,            0.000%             0.400%              0.100%
                              but less than 3.50:1.0
Baa3 by Moody's
-----------------------------------------------------------------------------------------------------------------------------
          Category 4
          ----------
                              Greater than or equal
BB+ by S&P;                        to 3.50:1.0,            0.000%             0.500%              0.150%
                              but less than 4.0:1.0
Ba1 by Moody's
-----------------------------------------------------------------------------------------------------------------------------
          Category 5
          ----------

Equal to BB or lower by S&P;  Greater than or equal        0.000%             0.750%              0.225%
                                    to 4.0:1.0
Equal to Ba2 or lower by
Moody's
-----------------------------------------------------------------------------------------------------------------------------

For purposes of determining the Applicable Margin:

                 (a) With respect to the debt ratings criteria: (i) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 5; (ii) if only one of Moody's or S&P shall have in effect a rating for Index Debt, Borrower and the Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an agreement for the rating agency which shall not have a rating in effect, and in the absence of such agreement the Applicable Margin will be determined by reference to the available rating; (iii) if the ratings established by Moody's and S&P shall differ by one Category, the Applicable Margin shall be determined by reference to the numerically lower Category:
         (for example, if the rating from S&P is in Category 1 and the rating from Moody's is in Category 2, the Applicable Margin shall be determined by reference to Category 1); (iv) if the ratings established by Moody's and S&P shall differ by more than one Category, the Applicable Margin shall be determined by reference to the Category that is one numerical

         Category lower than the numerically higher of the two Categories corresponding to the ratings established by the two rating agencies:
         (for example, if the rating from S&P is in Category 2 and the rating from Moody's is in Category 5, the Applicable Margin shall be determined by reference to Category 4); and (iv) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the payment in full of the Obligation and the cancellation of all commitments to lend hereunder, Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, Borrower and the Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.

                 (b) Until the second Business Day after the initial Financial Statements and Compliance Certificate for the fiscal quarter ending March 31, 1998, shall have been delivered hereunder, the Applicable Margin for Leverage Ratio purposes shall be deemed to be 0.0% for Base Rate Borrowings, and 0.40% for Eurodollar Rate Borrowings. With respect to any adjustments in the Applicable Margin as a result of changes in the Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and related Compliance Certificate) pursuant to SECTIONS 7.3(a) and 7.3(b) or the most recent Notice of Borrowing or Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be.

                 (c) During any time that the Applicable Margin is determined with respect to the Leverage Ratio, if Borrower fails to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 7.3(a) and 7.3(b), and such failure shall not be remedied within five days after written notice thereof from the Administrative Agent or any Lender, then the Applicable Margin shall be the lesser of
         (i) the then-effective Applicable Margin with respect to the debt rating criteria, if any, or (ii) the maximum Applicable Margin specified in the table above for Category 5.

                 (d) On the 271st day following the Closing Date, the Applicable Margin for all Eurodollar Rate Borrowings shall be increased by 0.125%.

         ARRANGER means NationsBanc Montgomery Securities LLC, and its successors and assigns.

         ASSUMED TAXES means, with respect to any Equity Issuance, an amount equal to such incremental annual increase in franchise Taxes as Borrower estimates in good faith shall be payable as a result of such Equity Issuance.

         AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of network facilities or any other telecommunications system.

         BASE RATE means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         BASE RATE BORROWING means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

         BORROWER is defined in the preamble to this Agreement.

         BORROWING means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Papers (under the Competitive Bid Subfacility or otherwise), whether such amount constitutes an original disbursement of funds or the continuation of an amount outstanding, or (b) by any Lender in accordance with, and to satisfy the obligations of any Restricted Company under, any Loan Paper.

         BORROWING DATE is defined in SECTION 2.5(a).

         BROOKS is defined in the recitals to this Agreement.

         BROOKS NOTE TRANSACTION means, the contemplated tender offer, exchange offer, consent solicitation, or other acquisition by Borrower of the Brooks Notes, consummated in a manner and upon terms and conditions reasonably satisfactory to Administrative Agent.

         BROOKS NOTES means, collectively or individually, (a) the 10% Senior Notes due 2007, issued under the Indenture dated as of May 29, 1997, between Brooks and The Bank of New York, as Trustee, (b) the 10 7/8% Senior Discount Notes due 2006, issued under the Indenture dated as of February 26, 1996, between Brooks and The Bank of New York, as Trustee, and (c) the 11 7/8% Senior Discount Notes due 2006, issued under the Indenture dated as of November 7, 1996, between Brooks and The Bank of New York, as Trustee.

         BROOKS NOTE AGREEMENTS means, collectively or individually, (a) the Indenture dated as of May 29, 1997, between Brooks and the Bank of New York, as Trustee, pursuant to which the 10% Senior Notes of Brooks were issued (as the same may have been and may hereafter be supplemented, amended, and modified, subject to the provisions of SECTION 7.25 on and after the date upon which Brooks and its Subsidiaries are redesignated as Restricted Subsidiaries); (b) the Indenture dated as of February 26, 1996, between Brooks and the Bank of New York, as Trustee, pursuant to which the 10 7/8% Senior Discount Notes of Brooks were issued (as the same may have been and may hereafter be supplemented, amended, and modified, subject to the provisions of SECTION 7.25 on and after the date upon which Brooks and its Subsidiaries are redesignated as Restricted Subsidiaries); and (c) the Indenture dated as of November 7, 1996, between Brooks and the Bank of New York, as Trustee, pursuant to which the 11 7/8% Senior Discount Notes of Brooks were issued (as the same may have been and may hereafter be supplemented, amended, and modified, subject to the provisions of
SECTION 7.25 on and after the date upon which Brooks and its Subsidiaries are redesignated as Restricted Subsidiaries).

         BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in New York, New York, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

         CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

         CLOSING DATE means the date upon which this Agreement has been executed by Borrower, Administrative Agent, and Lenders and all conditions precedent specified in SECTION 5.1 have been satisfied or waived.

         CODE means the Internal Revenue Code of 1986, as amended, together with rules and regulations promulgated thereunder.

         COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $1,250,000,000.

         COMMITMENT PERCENTAGE means the proportion that any Lender's Committed Sum bears to the Commitment then in effect.

         COMMITTED SUM means the amount stated beside each Lender's name on the most-recently amended SCHEDULE 2.1 to the Agreement (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

         COMPETITIVE BID means an offer by a Lender to fund a Borrowing under the Competitive Bid Subfacility pursuant to SECTION 2.4.

         COMPETITIVE BID AVAILABILITY means, on any date of determination thereof, 100% of the then-effective Commitment.

         COMPETITIVE BID NOTE means a promissory note in substantially the form of EXHIBIT A-2, and all renewals and extensions of all or any part thereof.

         COMPETITIVE BID RATE means, as to any Competitive Bid made by a Lender pursuant to SECTION 2.2, (a) in the case of a Eurodollar Rate Borrowing, the margin which shall be added to or subtracted from the Adjusted Eurodollar Rate, and (b) in the case of a Fixed Rate Borrowing, the fixed rate of interest, in each case, offered by the Lender making such Competitive Bid.

         COMPETITIVE BID REQUEST means a request for Competitive Bids made pursuant to SECTION 2.2(b) substantially in the form of EXHIBIT B-3.

         COMPETITIVE BID SUBFACILITY means the subfacility described in and subject to the limitations of SECTION 2.2.

         COMPETITIVE BORROWING means any Borrowing under the Competitive Bid Subfacility.

         COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT D-1.

         CONSEQUENTIAL LOSS means any loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing or a Fixed Rate Borrowing as a consequence of (a) any failure or refusal of Borrower (for any reasons whatsoever other than a default by Administrative Agent or a Lender) to accept or utilize such Borrowing after Borrower shall have requested it under this Agreement, or (b) any prepayment or payment of such Borrowing or conversion of such Borrowing to a Borrowing of another Type, in each case, prior to the last day of the Interest Period therefor.

         CONSOLIDATED COMPANIES means, at any date of determination thereof, Borrower and each of its Subsidiaries (including the Unrestricted
Subsidiaries).

         CONSOLIDATED NET INCOME means, for any period, the amount that should, in accordance with GAAP, be reflected on the Consolidated Companies' consolidated income statement as net income for that period.

         CONSOLIDATED NET WORTH means, for any period, the consolidated stockholders' equity of the Consolidated Companies as determined in accordance with GAAP.

         CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) the Financial Statements of Borrower for the fiscal year ended December 31, 1996, and the nine-month period ended September 30, 1997, calculated on a consolidated basis for the Consolidated Companies and the Financial Statements of Brooks and its consolidated Subsidiaries for the nine-month period ending September 30, 1997; or (b) the Financial Statements required to be delivered under SECTIONS 7.3(a) or 7.3(b), as the case may be, separately calculated on a consolidated basis for the Consolidated Companies.

         DEBT means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in CLAUSES (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in CLAUSES
(a)(i) through CLAUSE (a)(iii) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; and (e) obligations arising under any Accounts Receivable Financing which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities.

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally.

         DEFAULT is defined in SECTION 8.

         DEFAULT RATE means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings plus 2% and (b) the Maximum Rate.

         DETERMINING LENDERS means, on any date of determination occurring prior to the date upon which the Commitment has been terminated, those Lenders who collectively hold at least 51% of the Commitment (or 51% of the Principal Debt, if the Facility has been terminated or converted to a Term Loan).

         DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

         DOLLARS and the symbol $ shall mean lawful money of the United States of America.

         ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 11.14, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and the Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

         EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

         ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.) and the Rivers and Harbors Act (33 U.S.C.
Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

         EQUITY ISSUANCE means the issuance by any Restricted Company of any shares of any class of stock, warrants, or other equity interests, other than
(a) stock issued by Borrower as payment of all or any portion of the purchase price for a Permitted Acquisition, (b) present and future shares of stock, options, or warrants issued to employees, directors or consultants of the Restricted Companies, or stock issued upon their exercise, and (c) stock issued upon the exercise of the existing options and warrants described on SCHEDULE 6.3.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

         ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or which is under common control with Borrower within the meaning of Section 414(b) or (c) of the Code.

         EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         EURODOLLAR RATE BORROWING means, as the case may be, either (a) a Borrowing (other than a Competitive Borrowing) bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, or (b) a Competitive Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus or minus the margin indicated for such Competitive Borrowing in the related Competitive Bid.

         EXHIBIT means an exhibit to this Agreement unless otherwise specified.

         EXISTING DEBT means the Debt described on SCHEDULE 7.12(d).

         EXISTING LIENS means those Liens described on SCHEDULE 7.13.

         FACILITY means the credit facility described in SECTION 2.1 and subject to the limitations of the Agreement.

         FACILITY A AGREEMENT means the Facility A Revolving Credit Agreement dated as of July 3, 1997, among Borrower, Administrative Agent, the Agents and Co-Agents (as such terms are defined therein), and the Facility A Lenders (as the same may be amended, modified, supplemented, or restated from time to time).

         FACILITY A LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 to the Facility A Agreement (as the same may be amended from time to time) and their respective successors and assigns, but not any participant who is not otherwise a party to the Facility A Agreement.

         FACILITY B AGREEMENT means the Facility B Revolving Credit and Term Loan Agreement dated as of July 3, 1997, among Borrower, Administrative Agent, the Agents and Co-Agents (as such terms are defined therein), and the Facility B Lenders (as the same may be amended, modified, supplemented, or restated from time to time).

         FACILITY B LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 to the Facility B Agreement (as the same may be amended from time to time) and their respective successors and assigns, but not any Participant who is not otherwise a party to the Facility B Agreement.

         FCC means the Federal Communications Commission and any successor regulatory body.

         FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         FINANCIAL HEDGE means either (a) a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, or (b) a foreign exchange, currency hedging, commodity hedging, or other contract which is intended to reduce or eliminate the market risk of holding currency or a commodity in either the cash or futures markets, which Financial Hedge under either CLAUSE (a) or CLAUSE (b) is entered into by any Restricted Company with any Lender or an Affiliate of any Lender or any other Person under the Laws of a jurisdiction in which such contracts are legal and enforceable (except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity).

         FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of shareholders' investments, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' investments shall be in comparative form to the prior fiscal year-end figures.

         FIXED RATE BORROWING means any Competitive Borrowing made from a Lender pursuant to SECTION 2.2 based upon an actual percentage rate per annum offered by such Lender, expressed as a decimal (to no more than four decimal places) and accepted by Borrower.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which (a) with respect to the covenants contained in SECTION 7.28 and the defined terms "ANNUALIZED OPERATING CASH FLOW," "INTEREST EXPENSE," "LEVERAGE RATIO," and "OPERATING CASH FLOW," (and, to the extent used in or relating to such covenants or such defined terms, any other defined terms), are in effect on the date hereof, and (b) for all other purposes hereunder, are applicable from time to time.

         GOVERNMENTAL AUTHORITY means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

         HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of

Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons,
(c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

         INTEREST EXPENSE means, for any period of calculation thereof, for any Person, all interest (including commitment fees) on all Debt of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations) and all cash premiums or penalties for repayment, redemption, or repurchase of Debt.

         INTEREST PERIOD is determined in accordance with SECTION 3.9.

         LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

         LENDERS means, on any date of determination, the financial institution(s) named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with
SECTION 11.14(c) of this Agreement) and subject to the terms and conditions of this Agreement, and their respective successors and assigns, but not any Participant who is not otherwise a party to this Agreement.

         LEVERAGE RATIO means, on any date of determination thereof, the ratio of (a) Total Debt outstanding, minus (i) the amount of any immediately-available cash or Cash Equivalents owned by the Restricted Companies, and (ii) the market value (determined as of any date of determination) of any immediately-available Marketable Securities owned by the Restricted Companies, to (b) Annualized Operating Cash Flow of the Consolidated Companies. The Leverage Ratio shall be (x) determined, for purposes of SECTION 7.28, as of any such date of determination, and (y) determined for all other purposes under the Loan Papers, from the then most current of (A) the quarterly or annual Financial Statements calculated for the Consolidated Companies on a consolidated basis and related Compliance Certificate delivered by Borrower pursuant to SECTIONS 7.3(a) and 7.3(b), or (B) the most recent Notice of Borrowing for a Permitted Acquisition or any Permitted Acquisition Compliance Certificate, calculating any adjustments to the Leverage Ratio necessitated as a result of the Permitted Acquisition. As used in this definition:

                 (i) the term "immediately-available" shall mean that any such cash, Cash Equivalents, or Marketable Securities are capable of being liquidated (without premium, penalty, or restriction, other than premiums, penalties, or restrictions not exceeding in the aggregate for any marketable security 3% of the market value of such security on the date of determination) within thirty days of any date of determination, are not subject to any Liens or claims of third persons, and are unconditionally available for payment of the Principal Debt upon liquidation;

                 (ii) the term "Cash Equivalent" shall mean any investments of the Restricted Companies which are permitted by SECTION 7.20(a) -
         (f), and which mature within 30 days of any date of determination, and which are unconditionally available for repayment of the Principal Debt, upon liquidation; and

                 (iii) the term "Marketable Securities" shall mean any debt or equity investments in any Person other than a Consolidated Company (or an Affiliate of any Consolidated Company), which is traded on a national securities exchange, which is owned of record legally and beneficially by a Restricted Company, which is free and clear of any Liens, which is not subject to any restriction on transfer or sale (other than restrictions imposed by securities Laws and general corporate Laws), and which is unconditionally available for repayment of the Principal Debt upon liquidation.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         LITIGATION means any action by or before any Governmental Authority.

         LOAN PAPERS means (a) this Agreement, certificates delivered pursuant to this Agreement, and Exhibits and Schedules hereto, (b) all agreements, documents, or instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) ever delivered pursuant to this Agreement, or otherwise delivered in connection with all or any part of the Obligation, (c) any Financial Hedge between any Restricted Company and any Lender or any Affiliate of any Lender, and (d) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

         MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Restricted Company to perform any of its payment or other material obligations under the Loan Papers or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Papers, (b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Restricted Companies, in each case considered as a whole, (c) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Consolidated Companies, in each case considered as a whole, or (d) Default or Potential Default. The phrase "could be a Material Adverse Event" (and any similar phrase herein) means that there is a material probability of such Material Adverse Event occurring, and the phrase "could not be a Material Adverse Event" (and any similar phrase herein) means that there is not a material probability of such Material Adverse Event occurring.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MFS means MFS Communications Company, Inc., and its successors and assigns.

         MFS NOTE AGREEMENTS means collectively or individually (i) the Indenture dated as of January 15, 1994, between MFS and IBJ Schroder Bank & Trust Company, as Trustee, pursuant to which the 9-3/8% Senior Discount Notes of MFS were issued, as supplemented by the First Supplemental Indenture dated as of March 31, 1995 (as the same may be further supplemented, amended, and modified, subject to the provisions of SECTION 7.25 on and after the date upon which MFS and its Subsidiaries are redesignated as Restricted Subsidiaries) and
(ii) the Indenture dated as of January 15, 1996, between MFS and IBJ Schroder Bank & Trust Company, as Trustee, as supplemented by the First Supplemental Indenture dated as of January 15, 1996, pursuant to which the 8-7/8% Senior Discount Notes of MFS were issued (as the same may be further supplemented, amended, and modified subject to the provisions of SECTION 7.25 on and after the date upon which MFS and its Subsidiaries are redesignated as Restricted Subsidiaries).

         MOODY'S means Moody's Investors Service, Inc. or any successor thereto.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Restricted Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         NET CASH PROCEEDS means, with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by any Restricted Company from such Equity Issuance, net of usual and customary transaction costs and expenses and Assumed Taxes.

         NOTE AGREEMENTS means, collectively, any indentures or other agreements pursuant to which notes, debentures, bonds, or debt securities are issued in accordance with the limitations set forth in SECTION 7.12(F).

         NOTES means, at the time of any determination thereof, all outstanding and unpaid Revolving/Term Notes and Competitive Bid Notes.

         NOTICE OF BORROWING is defined in SECTION 2.5(a).

         NOTICE OF CONVERSION is defined in SECTION 3.10.

         OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent or any Lender by any Restricted Company arising from, by virtue of, or pursuant to any Loan Paper, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.

         OPERATING CASH FLOW means, for any Person and any period of calculation thereof, the sum (without duplication and without giving effect to any extraordinary losses or gains during such period) of (a) pre-tax income or deficit during such period, plus (b) to the extent already deducted in computing such pre-tax income, (i) Interest Expense during such period, (ii) depreciation, amortization, and other non-cash expense items during such period, and (iii) any non-recurring cash and non-cash merger and restructuring charges related solely to Acquisitions occurring on or after July 3, 1997 (so long as the aggregate amount of all adjustments made pursuant to this CLAUSE
(iii) for the entire period on or after July 3, 1997, shall not exceed $100,000,000) less (c) any income (or plus any loss) attributable to any Person accounted for on the "equity" method of accounting (other than dividends or distributions actually received by any Restricted Company from such Person); provided that, in calculating Operating Cash Flow for the Consolidated Companies, no more than 7.5% of such Operating Cash Flow may be comprised of Operating Cash Flow of Unrestricted Subsidiaries. Only for the purpose of the calculation of the Leverage Ratio with respect to the Consolidated Companies, Operating Cash Flow of the Consolidated Companies shall be calculated after giving effect to Acquisitions and divestitures of Restricted Companies permitted by the Loan Papers during such period as if such transactions had occurred on the first day of such period, regardless whether the effect is positive or negative. In the case of any Permitted Acquisition during any period of calculation, Operating Cash Flow of the Consolidated Companies shall, for the purposes of the foregoing calculations, be adjusted to give effect to such Permitted Acquisition, as if such Permitted Acquisition occurred on the first day of such period, by increasing, if positive, or decreasing, if negative, the Operating Cash Flow of the Consolidated Companies by the Operating Cash Flow of such newly-acquired business during such period of calculation occurring prior to the date of such Permitted Acquisition. In the case of any Restricted Company being sold, transferred, or otherwise disposed of by any Restricted Company as permitted under the Loan Papers (a "PERMITTED DISPOSITION") during any period of calculation, Operating Cash Flow shall, for the purposes of the foregoing calculations be adjusted to give effect to such Permitted Disposition, as if such Permitted Disposition occurred on the first day of such period, by decreasing, if positive, or increasing, if negative, the Operating Cash Flow of the Consolidated Companies by the Operating Cash Flow of such newly- sold Restricted Companies during such period prior to the date of the Permitted Disposition. Only for the purpose of the calculation of the Leverage Ratio with respect to the Consolidated Companies, Operating Cash Flow of the Consolidated Companies shall be adjusted to give effect to any designation of a Restricted or Unrestricted Subsidiary on the first day of the calculation period in which such Subsidiaries are so designated pursuant to
SECTION 7.27 hereof.

         PARTICIPANT is defined in SECTION 11.14(e).

         PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         PERMITTED ACQUISITION means:

                 (a) Any Acquisition by a Restricted Company with a Purchase Price of less than $250,000,000, so long as: (i) all representations and warranties under the Loan Papers are true and correct immediately prior to and after giving effect to the Acquisition; and (ii) no Default or Potential Default exists at the time of the Acquisition and after giving effect to the Acquisition; provided that, if the Purchase Price for any Acquisition exceeds $50,000,000 (or, shall exceed $50,000,000 when aggregated with all other Acquisitions under this ITEM (a) consummated during any fiscal quarter of the Restricted Companies), Borrower shall certify in writing (delivered to Administrative Agent) compliance with the requirements of this ITEM (a) on the closing date of such Acquisition, and, to the extent applicable, shall comply with the requirements of
         SECTION 5.2(b);

                 (b) Any Acquisition by a Restricted Company with a Purchase Price of $250,000,000 or more, with respect to which each of the following requirements shall have been satisfied:

                          (i) as of the closing of any Acquisition, the Acquisition has been approved and recommended by the board of directors or other similar governing body of the Person to be acquired or from which such business is to be acquired;

                          (ii) not later than the closing date of the Acquisition, Borrower shall have delivered to Administrative Agent a written description of the targeted entity to be acquired and its operations and a copy of the related purchase agreement (and, upon the request of Administrative Agent, all of the schedules and exhibits thereto);

                          (iii) as of the closing of any Acquisition, after giving effect to such Acquisition, the acquiring party must be Solvent and the Restricted Companies, on a consolidated basis, must be Solvent;

                          (iv) prior to consummation of any Acquisition, Borrower shall have satisfied the conditions precedent to a Permitted Acquisition as set forth in SECTION 5.2;

                          (v) as of the closing of any Acquisition, no Default or Potential Default shall exist or occur as a result of, and after giving effect to, such Acquisition; and

                          (vi) as of the closing of any Acquisition, if such Acquisition is structured as a merger, Borrower or a Permitted Successor Corporation (or if such merger is with any Restricted Company other than Borrower, then a Restricted Company) must be the surviving entity after giving effect to such merger; and

                 (c) any other Acquisition for which the prior written consent of Determining Lenders has been obtained; provided that at the request of Administrative Agent, Borrower shall have delivered to Administrative Agent the following: (i) five year income and balance sheet projections in respect of the Restricted Companies and the entity to be acquired, after giving effect to such Acquisition; and
         (ii) such other information in respect of such Acquisition as Administrative Agent or Determining Lenders shall have reasonably requested. Administrative Agent shall, upon request of Borrower, confirm to Borrower that it has received all such agreements, documents, instruments, and other information so requested by Administrative Agent or Determining Lenders.

         PERMITTED ACQUISITION COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT D-2.

         PERMITTED DEBT means Debt permitted under SECTION 7.12 as described in such Section.

         PERMITTED LIENS means Liens permitted under SECTION 7.13 as described in such Section.

         PERMITTED SUCCESSOR CORPORATION means any corporation into which Borrower is merged or consolidated, so long as:

                 (a) immediately after giving effect to such merger or consolidation, the surviving corporation shall have then-effective ratings (or implied ratings) published by Moody's and S&P applicable to such surviving corporation's senior, unsecured, non-credit-enhanced, long term Debt, which ratings shall be equal to or higher than the debt ratings of Borrower immediately prior to giving effect to such merger or consolidation;

                 (b) such surviving corporation shall be a corporation organized and existing under the Laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume all of Borrower's obligations for the due and punctual payment of the Obligation and the performance or observance of the Loan Papers;

                 (c) immediately after giving effect to such merger or consolidation, no Default or Potential Default shall have occurred and be continuing;

                 (d) Borrower shall have delivered to Administrative Agent a certificate signed by a Responsible Officer of Borrower and a written opinion of counsel satisfactory to the Administrative Agent (and its counsel), each stating that such merger or consolidation complies with the requirements for a Permitted Successor Corporation and that all conditions precedent herein provided for relating to such merger or consolidation have been satisfied;

                 (e) No "Change of Control" (as defined in SECTION 8.8) has occurred as a result of such merger or consolidation; and

                 (f) on and prior to the closing of any such merger or consolidation, such merger and consolidation shall have been approved and recommended by the board of directors of Borrower.

         PERSON means any individual, entity, or Governmental Authority.

         POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         PRIME RATE means the per annum rate of interest established from time to time by NationsBank of Texas, N.A. as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank of Texas, N.A. to its customers.

         PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under this Facility.

         PRO RATA or PRO RATA PART means on any date of determination thereof:

                 (a) for each Lender with respect to allocation of any principal or interest payments on any Competitive Borrowing -- the proportion that the outstanding principal amount or accrued and unpaid interest (as the case may be) owed to any Lender participating in such Competitive Borrowing bears to the total principal amount outstanding or accrued and unpaid interest (as the case may be) owed to all Lenders participating in such Competitive Borrowing; and

                 (b) for all other purposes, for any Lender, (a) at any time prior to the termination of the Commitment, the proportion that such Lender's Committed Sum bears to the Commitment, or (b) at any time on and after the termination of the Commitment, the proportion that the Principal Debt owed to such Lender bears to the Principal Debt.

         PUC means any state or local regulatory agency or governmental authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

         PURCHASE PRICE means with respect to any Acquisition the "purchase price" as specified and determined in accordance with the purchase agreement and other related acquisition documents evidencing such Acquisition.

         RECEIVABLES means all Rights of any Consolidated Company (as a "Seller" under Receivables Documents) to payments (whether constituting accounts, chattel paper, instruments, general intangibles, or otherwise, and including the Right to payment of any interest or finance charges) with respect to dedicated telecommunications services provided by any such Consolidated Company to its customers between designated customer premises.

         RECEIVABLES DOCUMENTS means one or more receivables purchase agreements entered into by one or more Consolidated Companies and each other instrument, agreement, and document entered into by such Consolidated Companies evidencing Accounts Receivable Financings.

         RECEIVABLES PROGRAM ASSETS means (a) all Receivables in which undivided percentage interests are transferred by any Consolidated Company pursuant to the Receivables Documents, (b) all Receivables Related Assets with respect to the Receivables described in CLAUSE (A) of this definition, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

         RECEIVABLES RELATED ASSETS means (a) any Rights arising under the documentation governing or relating to Receivables (including Rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables), (b) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, and (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with an Accounts Receivable Financing.

         RECEIVABLES SUBSIDIARY means a special purpose Wholly-owned Subsidiary created in connection with the transactions contemplated by an Accounts Receivable Financing, which Subsidiary engages in no activities or owns no other assets, other than those incidental to such Accounts Receivable Financing.

         REGISTER is defined in SECTION 11.14(c).

         REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

         REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

         REPORTABLE EVENT shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in Sections 2615.11, 2615.15 and 2615.19 of such regulations, including each such provision as it may subsequently be renumbered.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

         RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Papers other than

SECTION 8.8, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is acceptable to Administrative Agent.

         RESTRICTED COMPANIES, at any time of determination thereof, shall mean Borrower and each of its Subsidiaries (other than the Unrestricted Subsidiaries) of which more than 50% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by Borrower or any Restricted Subsidiary.

         RESTRICTED SUBSIDIARIES means the Restricted Companies, other than Borrower.

         REVOLVING/TERM NOTE means a promissory note in substantially the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         RIGHTS OF WAY means the easements, rights of way, and other rights entitling the Restricted Companies to own, use, operate and maintain the network facilities.

         SALE-LEASEBACK FINANCINGS means those certain transactions pursuant to the Sale-Leaseback Participation Agreements pursuant to which Williams Telecommunications Company (predecessor in interest to WorldCom Network Services, Inc.) sold (a) its fiber optics telecommunications system from Fairfax, Kansas to Salt Lake City, Utah, (b) its fiber optics telecommunications system from Salt Lake City, Utah to Los Angeles, California, and (c) its digital microwave telecommunications system from Evanston, Wyoming to Portland, Oregon, and the owner participants leased such systems back to Williams Telecommunications Company (predecessor in interest to WorldCom Network Services, Inc.).

         SALE-LEASEBACK PARTICIPATION AGREEMENTS means (a) the First Supplemental Participation Agreement, dated as of April 15, 1987, among Williams Telecommunications Company (predecessor in interest to WorldCom Network Services, Inc.), as lessee, The CIT Group/Factoring Manufacturers Hanover, Inc. ("CIT"), as owner participant, Wilmington Trust Company and William J. Wade, as owner trustee, the purchasers listed in Schedule I thereto, as purchasers, and The Connecticut Trust Company, National Association ("CBT"), as indenture trustee, (b) the Participation Agreement, dated as of April 15, 1987, among Williams Telecommunications Company (predecessor in interest to WorldCom Network Services, Inc.), as lessee, Ford Motor Credit Company, as owner participant, Wilmington Trust Company and William J. Wade as owner trustee, the financial institutions listed in Schedule I thereto as loan participants, and CBT, as indenture trustee, and (c) the Participation Agreement, dated as of April 16, 1987, among Williams Telecommunications Company (predecessor in interest to WorldCom Network Services, Inc.), as lessee, Ford Motor Credit Company, as owner participant, Wilmington Trust Company and William J. Wade, as owner trustee, the financial institutions listed in Schedule I thereto, as loan participants, and CBT, as indenture trustee.

         S&P means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation.

         SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Papers.

         SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such

Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

         SUBSIDIARY of any Person means any entity of which an aggregate of more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person.

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

         TERM CONVERSION DATE means the date upon which the Principal Debt is converted to a term loan in accordance with SECTION 2.3.

         TERM CONVERSION REQUEST is defined in SECTION 2.3(a).

         TERM LOANS means loans made by the Lenders pursuant to SECTION 2.3.

         TERM LOAN MATURITY DATE is defined in SECTION 2.3.

         TERMINATION DATE means the earliest of (a) February 18, 1999 and (b) the effective date of any other termination or cancellation of Lenders' commitments to lend under, and in accordance with, this Agreement.

         TOTAL DEBT means (without duplication), all Debt of the Restricted Companies.

         TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

         UNRESTRICTED SUBSIDIARIES, at any time of determination thereof, shall mean (a) the Receivables Subsidiary, (b) any Subsidiary of Borrower designated as an "Unrestricted Subsidiary" from time to time in accordance with SECTION 7.27, and (c) each of Brooks and its Subsidiaries, until the date upon which such Companies are designated as Restricted Subsidiaries pursuant to SECTION
7.27. UNRESTRICTED SUBSIDIARY, at any time of determination, shall mean any of the Unrestricted Subsidiaries.

         VOTING STOCK shall mean securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

         WTG means Williams Telecommunications Group, Inc., a Delaware corporation that merged with and into Borrower effective as of February 22, 1995.

         1.2 Number and Gender of Words; Other References. Unless otherwise specified, in the Loan Papers (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.3 Accounting Principles. All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.

SECTION 2        BORROWING PROVISIONS.

         2.1     Commitments.     Subject to and in reliance upon the terms,
conditions, representations, and warranties in the Loan Papers, each Lender severally and not jointly agrees to lend to Borrower such Lender's Pro Rata Part of one or more Borrowings not to exceed such Lender's Committed Sum, which, subject to the Loan Papers, Borrower may borrow, repay, and reborrow under this Agreement; provided that (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date; (b) each such Borrowing shall be in an amount not less than
(i) $5,000,000 or a greater integral multiple of $1,000,000 (if a Base Rate Borrowing), (ii) $20,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Rate Borrowing), or (iii) $20,000,000 or a greater integral multiple of $1,000,000 (if a Competitive Borrowing) and (c) on any date of determination, the Principal Debt shall never exceed the Commitment.

         2.2     Competitive Bid Subfacility.

                 (a) In addition to Borrowings otherwise provided for herein, but subject to the terms and conditions of the Loan Papers, Borrower may, as set forth in this SECTION 2.2, request Lenders to make offers to make Competitive Borrowings under the Facility.
         Lenders may, but shall have no obligation to, make any such offers, and Borrower may, but shall have no obligation to, accept any such offers. Any Competitive Borrowings made available to Borrower hereunder shall be subject, however, to the conditions that on any date of determination: (i) the aggregate principal outstanding under all Competitive Borrowings hereunder made by all Lenders shall not exceed the Competitive Bid Availability then in effect; (ii) on any date of determination, the Principal Debt shall not exceed the Commitment; and (iii) each Borrowing under the Competitive Bid Subfacility must occur on a Business Day and prior to the Business Day immediately preceding the Termination Date.

                 (b) In order to request Competitive Bids, Borrower shall deliver a Competitive Bid Request to Administrative Agent no later than 10:00 a.m. Dallas, Texas time (i) on the fifth Business Day preceding the Borrowing Date for any requested Competitive Borrowing that will be comprised of Eurodollar Rate Borrowings, or (ii) not later than 10:00 a.m. Dallas, Texas time one Business Day before the Borrowing Date for any requested Competitive Borrowing that will be comprised of Fixed Rate Borrowings. A Competitive Bid Request that does not conform substantially to the format of EXHIBIT B-3 may be rejected by Administrative Agent, and Administrative Agent shall promptly notify Borrower of such rejection. Each Competitive Bid Request shall specify (i) whether the Competitive Borrowing then being requested will be comprised of Eurodollar Rate Borrowings or Fixed Rate Borrowings, (ii) the Borrowing Date of such Competitive Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $20,000,000 or a greater integral multiple of $1,000,000), and (iii) the Interest Period with respect thereto (which may not be more than six months and which may not extend beyond the Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, Administrative Agent shall notify Lenders of the Competitive Bid Request on a form substantially similar to EXHIBIT B-4 hereto, pursuant to which the Lenders are invited to bid, subject to the terms and conditions of this Agreement, to make Competitive Borrowings pursuant to such Competitive Bid Request. Notwithstanding the foregoing, Administrative Agent shall have no obligation to invite any Lender to make a Competitive Bid pursuant to this SECTION 2.2 until such Lender has delivered a completed Administrative Questionnaire to Administrative Agent.

                 (c) Each Lender may make one or more Competitive Bids to Borrower responsive to each respective Competitive Bid Request. Each Competitive Bid by a Lender must be received by Administrative Agent substantially in the form of EXHIBIT B-5, (i) no later than 11:00 a.m. Dallas, Texas time on the fourth Business Day preceding the Borrowing Date for any requested Competitive Borrowing that will be comprised of Eurodollar Rate Borrowings, or (ii) prior to 10:00 a.m. Dallas, Texas time on the Borrowing Date for any requested Competitive Borrowing that will be comprised of Fixed Rate Borrowings. Competitive Bids that do not conform substantially to the format of EXHIBIT B-5 may be rejected by Administrative Agent after conferring with, and upon the instruction of, Borrower, and Administrative Agent shall notify the appropriate Lender of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and shall (x) specify the principal amount (which shall be in a minimum principal amount of $5,000,000 or a greater integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by Borrower and may exceed such Lender's Committed Sum, subject to the limitations set forth in SECTION 2.2(a) hereof) of the Competitive Borrowing such Lender is willing to make to Borrower, (y) specify the Competitive Bid Rate at which such Lender is prepared to make its Competitive Borrowing, and (z) confirm the Interest Period with respect thereto specified by Borrower in its Competitive Bid Request. A Competitive Bid submitted by a Lender pursuant to this
         SECTION 2.2(c) shall be irrevocable.

                 (d) Administrative Agent shall promptly notify Borrower of all Competitive Bids made and the Competitive Bid Rate and the principal amount of each Competitive Borrowing in respect of which a Competitive Bid was made and the identity of the Lender that made each bid.

                 (e)      Borrower may, subject only to the provisions of this
         SECTION 2.2(e), accept or reject any or all of the Competitive Bids referred to in SECTION 2.2(c); provided, however, that the aggregate amount of the Competitive Bids so accepted by Borrower may not exceed the principal amount of the Competitive Borrowing requested by Borrower (subject to the further limitations of SECTION 2.2(a) hereof). Borrower shall notify Administrative Agent whether and to what extent it has decided to accept or reject any or all of the bids referred to in SECTION 2.2(c), (i) not later than 10:00 a.m. Dallas, Texas time three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing that is deemed a Eurodollar Rate Borrowing or (ii) not later than 11:00 a.m., Dallas, Texas time on the day specified for a proposed Competitive Borrowing that is deemed a Fixed Rate Borrowing; provided, however, that (w) the failure by Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in SECTION 2.2(c), (x) Borrower shall not accept a bid in the same or lower principal amount made at a particular Competitive Bid Rate if Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (y) if Borrower shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the principal amount of the Competitive Borrowing in respect of which bids at such Competitive Bid Rate have been made, then Borrower shall accept a ratable portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective principal amounts of the Competitive Borrowing for which such bids were made, and (z) no bid shall be accepted for a Competitive Borrowing unless the aggregate principal amount to be funded pursuant to all accepted bids shall be in a minimum amount of $5,000,000 or a greater integral multiple of $1,000,000 for each respective Lender whose bid is accepted. Notwithstanding the foregoing, if it is necessary for Borrower to accept a ratable allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in CLAUSE (Y) above or otherwise) and the available principal amount of the Competitive Borrowing to be allocated among Lenders submitting Competitive Bids is not sufficient to enable Competitive Borrowings to be allocated to each such Lender in a minimum principal amount of $5,000,000 or a greater integral multiple of $1,000,000, then Borrower shall select the Lenders to be allocated such Competitive Borrowings and shall round allocations up or down to the next higher or lower multiple of $500,000 as it shall deem appropriate. A notice given by Borrower pursuant to this SECTION 2.2(e) shall be irrevocable.

                 (f) Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (which notice to those Lenders whose Competitive Bids have been accepted will be given within one hour from the time such bid was accepted by Borrower and shall further indicate in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to advance the Competitive Borrowing in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, Administrative Agent shall notify each bidding Lender of the aggregate principal amount of all Competitive Bids accepted for and the range of Competitive Bid Rates submitted in connection with that Competitive Borrowing.

                 (g) If Administrative Agent shall at any time elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to Borrower one-half hour earlier than the latest time at which the other Lenders are required to submit their bids to Administrative Agent pursuant to SECTION 2.2(c).

                 (h) Each Competitive Borrowing shall be due and payable on the last day of the applicable Interest Period; provided that if Borrower fails to repay any Competitive Borrowing on such day, Borrower shall be deemed to have given a Notice of Borrowing requesting the Lenders to make a Borrowing in the amount of such Competitive Borrowing, subject to satisfaction of the conditions specified in SECTIONS 2.1 and 5.3; provided that failure to repay such Competitive Borrowing on the last day of the applicable Interest Period shall not constitute a failure to satisfy such conditions.

         2.3 Conversion of Facility to Term Loans. Borrower shall have the option to convert the Principal Debt outstanding on the Termination Date to a Term Loan maturing no later than the earlier of (a) July 1, 2004, and (b) one Business Day after the later of the "Facility A Termination Date" (as such term is defined in the Facility A Agreement), the "Term Loan Maturity Date" (as such term is defined in the Facility B Agreement), and the "Facility B Termination Date" (as such term is defined in the Facility B Agreement) (the "TERM LOAN MATURITY DATE"), subject to and on the terms and conditions set forth below:

                 (a) No sooner than 30 days (and not later than 10 days) preceding the Termination Date, Borrower shall deliver to Administrative Agent a Term Conversion Request in substantially the form of EXHIBIT B-6, which, among other things, shall (i) specify Borrower's election to make such conversion to a Term Loan, and (ii) specify the Type of Borrowing or Borrowings to which the Principal Debt shall be converted and the Interest Periods therefor (if applicable) on the Term Conversion Date; and

                 (b) No Default or Potential Default shall exist on either the date such Term Conversion Request is delivered or on the Term Conversion Date; and no Default or Potential Default shall exist after giving effect to the Term Loan Conversion.

         2.4 Termination of Commitments. Without premium or penalty, and upon giving not less than ten (10) Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Commitment; provided that: (a) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; (b) the amount of the Commitment may not be reduced below the Principal Debt then outstanding; and (c) each reduction shall be allocated Pro Rata among the Lenders in accordance with their respective Pro Rata Parts. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the Commitment shall be effective on the Business Day specified in Borrower's notice (which date must be at least ten Business Days after Borrower's delivery of such notice). In the event that the Commitment is reduced to zero at a time when there shall be no outstanding Principal Debt, this Agreement shall be terminated to the extent specified in SECTION 11.15, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

         2.5 Borrowing Procedure. The following procedures apply to Borrowings (other than Competitive Borrowings):

                 (a) Each Borrowing shall be made on Borrower's notice (a "NOTICE OF BORROWING," substantially in the form of EXHIBIT B-1) to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and (iii) must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the Business Day immediately preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing.

                 (b) Each Lender shall remit its Pro Rata Part of each requested Borrowing to Administrative Agent's principal office in Dallas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas time on the Borrowing Date therefor. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by

         Determining Lenders) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower. Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender's Pro Rata Part of the applicable Borrowing, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Determining Lenders), in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Lender on such Borrowing Date, Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Lender, together with interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such Lender, or (ii) if such Lender fails to pay such corresponding amount forthwith upon such demand, then from Borrower, together with interest at a rate per annum equal to the applicable rate for such Borrowing during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from Borrower. No Lender shall be responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.

SECTION 3        TERMS OF PAYMENT.

         3.1     Loan Accounts, Notes, and Payments.

                 (a) The Principal Debt owed to each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent (including, without limitation, the Register) and each Lender shall be conclusive evidence absent manifest error of the amount of the Borrowings made by Borrower from each Lender (and the Competitive Bid Subfacility thereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Papers to pay any amount owing with respect to the Obligation.

                 (b) Upon the request of any Lender made through the Administrative Agent, the Principal Debt owed to such Lender may be evidenced by one or more of the following Notes (as the case may be):
         (i) a Revolving/Term Note (with respect to Principal Debt other than Principal Debt arising and outstanding under the Competitive Bid Subfacility); and (ii) a Competitive Bid Note (with respect to Principal Debt arising and outstanding under the Competitive Bid Subfacility).

                 (c) Each payment or prepayment on the Obligation is due and must be paid at Administrative Agent's principal office in Dallas in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment or prepayment is received by Administrative

         Agent prior to 12:00 noon Dallas, Texas time, and otherwise before 12:00 noon Dallas time on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

         3.2     Interest and Principal Payments.

                 (a) Interest on each Eurodollar Rate Borrowing or on each Fixed Rate Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Termination Date and Term Loan Maturity Date, as applicable; provided that if any Interest Period is a period greater than three (3) months, then accrued interest shall also be due and payable on the date three (3) months after the commencement of such Interest Period. Interest on each Base Rate Borrowing shall be due and payable as it accrues on each March 31, June 30, September 30, and December 31, and on the Termination Date and Term Loan Maturity Date, as applicable.

                 (b) Unless the Principal Debt is converted to a Term Loan on or prior to the Termination Date, Borrower shall pay on such Termination Date all outstanding Principal Debt, together with all accrued and unpaid interest and fees.

                 (c) In the event the Principal Debt is converted to a Term Loan, the Principal Debt outstanding under the Term Loan shall be due and payable in a single installment on the Term Loan Maturity Date.

                 (d) On any date of determination, if the Principal Debt exceeds the Commitment then in effect, then Borrower shall make a mandatory prepayment of the Principal Debt in at least the amount of such excess, together with (i) all accrued and unpaid interest on the principal amount so prepaid and (ii) any Consequential Loss arising as a result thereof.

                 (e) After giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 12:00 noon Dallas, Texas time on (A) the third Business Day preceding the date of prepayment of a Eurodollar Rate Borrowing, and (B) one Business Day preceding the date of prepayment of a Base Rate Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof (if a Eurodollar Rate Borrowing or a Base Rate Borrowing); (iii) all accrued interest on the Obligation must also be paid in full, to the date of such prepayment; and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Each notice of prepayment shall specify the prepayment date, whether the Facility or the Competitive Bid Subfacility is being prepaid, the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein. Notwithstanding the foregoing, Borrower shall not voluntarily prepay any Competitive Borrowing prior to the last day of the Interest Period therefor.

                 (f) This SECTION 3.2(F) shall apply in the event of an asset disposition by any Restricted Company, as a result of which Borrower is required to prepay, or to offer to prepay, all or any part of the Debt under any Note Agreement. In the event that any Restricted Company shall consummate such an asset disposition, Borrower shall provide Administrative Agent and each

         Lender with written notice of such asset disposition and the amount of the aggregate net proceeds thereof. Borrower shall, within ten (10) Business Days after the consummation of such disposition, prepay the Obligation in an amount equal to the aggregate net proceeds received by Borrower or any Restricted Company from such asset disposition multiplied by a fraction, the numerator of which fraction shall be the outstanding principal amount of the Principal Debt on the date of such disposition, and the denominator of which fraction shall be the outstanding consolidated aggregate pari passu Debt on such date. Prepayments on the Obligation under this SECTION 3.2(f) shall be applied in such order and manner as set forth in SECTION 3.11(b).

                 (g) In the event that Facility A and Facility B are refinanced or repaid in full, including, without limitation, any repayment or refinancing in connection with the closing of the merger between Borrower, TC Investments Corp., a wholly-owned Subsidiary of Borrower, and MCI Communications Corp., then on the date of such repayment or refinancing of Facility A and Facility B, Borrower shall repay the outstanding Obligation in full and the Commitment shall be permanently terminated.

         3.3 Interest Options. Except where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate plus the Applicable Margin for Base Rate Borrowings, the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, or any Competitive Bid Rate, as the case may be, and (b) the Maximum Rate. Each change in the Base Rate and the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

         3.4 Quotation of Rates. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of Borrower may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

         3.5 Default Rate. At the option of Determining Lenders and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

         3.7     Interest Calculations.

                 (a) All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Rate Borrowing, a Fixed Rate Borrowing, Base Rate Borrowings calculated with reference to the Federal Funds Rate (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing calculated with reference to Prime Rate. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

                 (b) The provisions of this Agreement relating to calculation of the Base Rate, the Adjusted Eurodollar Rate, and Competitive Bid Rates are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Paper, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

         3.9 Interest Periods. When Borrower requests any Eurodollar Rate Borrowing or a Fixed Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option, one, two, three, or six months (in respect of any Eurodollar Rate Borrowing) and any period of up to six (6) months (with respect to any Fixed Rate Borrowing); provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of seven (7) Interest Periods (including, without limitation, Interest Periods for Competitive Borrowings) shall be in effect at one time.

         3.10 Conversions. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and
(c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving notice (a "NOTICE OF CONVERSION," substantially in the form of EXHIBIT B-2) of such intent no later than 10:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $20,000,000 or a greater integral multiple of $1,000,000. Administrative Agent shall timely notify each Lender with respect to each Notice of Conversion. Absent Borrower's Notice of Conversion or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate.

         3.11    Order of Application.

                 (a) So long as no Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied in the order and manner as Borrower may direct; provided that, each such payment or prepayment (other than payments of fees payable solely to Administrative Agent or a specific Lender) shall be allocated among Lenders in proportion to their respective Pro Rata Parts appropriate for the Facilities (or subfacilities thereunder) in respect of which such payments were made.

                 (b) If a Default or Potential Default has occurred and is continuing (or if Borrower fails to give directions as permitted under SECTION 3.11(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied in the following order:
         (i) to the ratable payment of all fees and expenses for which Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Papers; (as used in this SECTION 3.11(b), a "ratable payment" for any Lender or Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees and indemnities owed to such Lender or Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and Administrative Agent on such date of determination); (ii) to the Pro Rata payment of all accrued and unpaid interest on the Principal Debt; (iii) to the Pro Rata payment of the remaining Principal Debt in such order as Determining Lenders may elect (provided that, Determining Lenders will apply such proceeds in an order that will minimize any Consequential Loss); and (iv) to the payment of the remaining Obligation in the order and manner Determining Lenders deem appropriate.

Subject to the provisions of SECTION 10 and provided that Administrative Agent shall in any event not be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Determining Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Papers.

         3.12 Sharing of Payments, Etc.. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         3.13 Offset. Upon the occurrence and during the continuance of a Default, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation owed to such Lender.

         3.14 Booking Borrowings. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that no Affiliate shall be entitled to receive any greater payment under
SECTION 3.16 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

         3.15 Basis Unavailable or Inadequate for Eurodollar Rate. If, on or before any date on which a Eurodollar Rate is to be determined for a Borrowing, Administrative Agent determines that the basis for determining any such rate is not available or Determining Lenders determine that the resulting rate does not accurately reflect the cost to Lenders of making, maintaining, or converting Borrowings at such rate for the applicable Interest Period, then Administrative Agent shall promptly give notice of such determination to Borrower and Lenders (and such determination shall be conclusive and binding on Borrower, absent manifest error) and such Borrowing shall bear interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.
Until Administrative Agent notifies Borrower that the circumstances giving rise to such condition no longer exist, Lenders' commitments hereunder to make or maintain, or to convert to, Eurodollar Rate Borrowings shall be suspended and such Borrowings shall be made or maintained at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings. Subject to the terms and conditions of this Agreement, if Administrative Agent notifies Borrower that the circumstances giving rise to the suspension of Lenders' obligations to make or maintain Eurodollar Rate Borrowings no longer exist, Borrower shall be entitled to request Eurodollar Rate Borrowings and convert Base Rate Borrowings to Eurodollar Rate Borrowings as if the provisions of this Section had never applied.

         3.16    Additional Costs.

                 (a) If, in respect of all or any portion of any Lender's commitment hereunder, any Eurodollar Rate Borrowing, or any Fixed Rate Borrowing owed to any Lender (i) any present or future Law shall impose, modify, or deem applicable, or compliance by such Lender with any requirement (whether or not having the force of Law) of any Governmental Authority shall result in, any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, special, or other reserves) be maintained, and (ii) any of the same results in a reduction in any sums receivable by such Lender hereunder or an increase in the costs incurred by such Lender in advancing or maintaining any portion of any Eurodollar Rate Borrowing or any Fixed Rate Borrowing, then (A) such Lender (through Administrative Agent) shall notify Borrower upon becoming aware of same and deliver to Borrower a certificate setting forth in reasonable detail the amount necessary to compensate such Lender for such reduction or such increase (which certificate shall be conclusive and binding as to such amount, absent manifest error), and (B) Borrower shall promptly pay such amount to such Lender within ten (10) days after demand therefor.

                 (b) If with respect to all or any portion of any Borrowing, any present or future Law regarding capital adequacy or compliance by Administrative Agent or any Lender or its holding company with any request, directive, or requirement now existing or hereafter imposed by any Governmental Authority regarding capital adequacy (whether or not having the force of Law), or any change in the risk category of this transaction shall result in a reduction in the rate of return on any Lender's or Administrative Agent's capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved by an amount deemed by it to be material (and it may, in determining such amount, utilize such assumptions and allocations of costs and expenses as it shall deem reasonable and may use any reasonable averaging or attribution method), then (unless the effect of such event is already reflected in the rate of interest then applicable hereunder) Administrative Agent or such Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate Administrative Agent or such Lender or its holding company therefor, which certificate shall be conclusive and binding absent manifest error, and Borrower shall promptly pay such amount to Administrative Agent (for the account of such Lender) or such Lender within ten (10) days after demand therefor. The provisions of and undertakings and indemnifications set forth in this SECTION 3.16 shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         3.17 Change in Laws. If at any time any Law shall make it unlawful for any Lender to make or maintain Eurodollar Rate Borrowings, then such Lender (through Administrative Agent) shall promptly notify Borrower and Administrative Agent, and (a) in respect of undisbursed funds, such Lender shall not be obligated to make any requested Borrowing which would be unlawful, and (b) in respect of any outstanding Borrowing (i) if maintaining such Borrowing until the last day of the Interest Period applicable thereto is unlawful, such Borrowing shall be converted to a Base Rate Borrowing as of the date of such notice, and Borrower shall pay any related Consequential Loss, or
(ii) if not so prohibited by Law, such Borrowing shall be converted to a Base Rate Borrowing as of the last day of the Interest Period then applicable thereto, or (iii) if any such conversion will not resolve such unlawfulness, Borrower shall prepay promptly such Eurodollar Rate Borrowing, without penalty, but with any related Consequential Loss.

         3.18 Consequential Loss. Borrower shall indemnify each Lender against, and shall pay to such Lender within ten (10) days after demand, any Consequential Loss of such Lender. Such Consequential Loss shall include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which otherwise would have accrued on the principal amount so paid, converted, or not borrowed for the period from the date of such payment, conversion, or failure to borrow to the last day of the Interest Period for such Eurodollar Rate Borrowing (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Rate Borrowing which would have commenced on the date specified for such Borrowing) at the applicable rate of interest for such Eurodollar Rate Borrowing provided for in this Agreement over (b) the interest component of the amount such Lender would have bid in the London interbank market for

Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period. When any Lender demands that Borrower pay any Consequential Loss, such Lender shall deliver to Borrower and Administrative Agent a certificate setting forth in reasonable detail the basis for imposing such Consequential Loss and the calculation of such amount thereof, which calculation shall be conclusive and binding absent manifest error. The provisions of and undertakings and indemnifications set forth in this SECTION 3.18 shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         3.19 Negative Pledge. Borrower hereby covenants and agrees (and agrees to cause each Restricted Company) not to directly or indirectly create, incur, grant, suffer, or permit to be created or incurred any Lien on any of the respective assets of such Restricted Companies, other than Permitted Liens. Furthermore, in the event that, notwithstanding the foregoing, any such Liens (other than Permitted Liens) are granted, incurred, or created, then (unless Determining Lenders shall consent to such grant, incurrence or creation), in addition to other Rights granted to Lenders hereunder or under applicable Law,
(a) Borrower (for itself and on behalf of the Restricted Companies) hereby grants to Lenders an equal and ratable Lien in and to the Property so encumbered, (b) any Person receiving the benefit of any such additional Liens shall be deemed to receive any such grant or conveyance of Liens for the ratable and pari passu benefit of Lenders and Administrative Agent and shall be deemed the bailee and agent for such Lenders for the sole purpose of holding any such collateral and Liens and perfecting Lenders' Liens therein; and (c) upon the request of Administrative Agent, Borrower (for itself and on behalf of the Restricted Companies) shall execute, and shall request the other Party to execute, all such documents and take all actions requested by Determining Lenders to more fully evidence and create such ratable, pari passu Liens in favor of Lenders and Administrative Agent.

SECTION 4        FEES.

         4.1 Treatment of Fees. Except as otherwise provided by Law, the fees described in this SECTION 4: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with SECTION 3.1, (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

         4.2 Fees of Administrative Agent and Arranger. Borrower shall pay to Administrative Agent or Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of February 13, 1998, between Borrower, Administrative Agent, and Arranger, which payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreement.

         4.3 Competitive Bid Fee. Each Competitive Bid Request submitted by Borrower to Administrative Agent shall be accompanied by a competitive bid fee of $1500 (payable solely to Administrative Agent for its own account) and shall only request bids for a single Borrowing Date.

         4.4 Commitment Fees. Following the Closing Date and until the earlier to occur of either the Termination Date or the Term Conversion Date, Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a commitment fee, payable in installments in arrears, on each March 31,

June 30, September 30, and December 31 and on the earlier to occur of the Termination Date or the Term Conversion Date, commencing March 31, 1998. Each installment shall be in an amount equal to the Applicable Margin for Commitment Fees multiplied by the amount by which (i) the average daily Commitment exceeds
(ii) the average daily Principal Debt, in each case during the period from and including the last payment date to and excluding the payment date for such installment; provided that each such installment shall be calculated in accordance with SECTION 4.1(f). Solely for the purposes of this SECTION 4.4,
(i) determinations of the average daily Principal Debt shall exclude the Principal Debt of all Competitive Borrowings; and (ii) "ratable" shall mean, for any period of calculation, with respect to any Lender, that proportion which (x) the average daily unused Committed Sum of such Lender during such period bears to (y) the amount of the average daily unused Commitment during such period.

SECTION 5        CONDITIONS PRECEDENT.

         5.1 Conditions Precedent to Closing. This Agreement shall not become effective unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 5.1 (with sufficient copies for the Lenders).

         5.2     Conditions Precedent to a Permitted Acquisition.

                 (a) Prior to the consummation of any Acquisition pursuant to ITEM (A) of the definition of "Permitted Acquisition" (whether or not the purchase price for such Acquisition is funded by Borrowings), Borrower shall deliver to Administrative Agent a written certification that (i) all representations and warranties under the Loan Papers are true and correct immediately prior to and after giving effect to the Acquisition, and (ii) no Default or Potential Default exists at the time of the Acquisition and after giving effect to the Acquisition; provided that, no such written certification shall be required if the Purchase Price for the Acquisition does not exceed $50,000,000 (and does not exceed $50,000,000 when aggregated with all other Permitted Acquisitions satisfying the requirements of ITEM (a) under the definition of "Permitted Acquisition" consummated during the fiscal quarter of Borrower and its Restricted Subsidiaries in which the Acquisition occurs) so long as Borrower confirms in its next quarterly or annual Compliance Certificates required to be delivered pursuant to SECTIONS 7.3(a) and 7.3(b) its compliance with CLAUSES (i) and (ii) above with respect to such Acquisition consummated during the subject period.

                 (b) Prior to the consummation of any Acquisition (whether or not the purchase price for such Acquisition is funded by Borrowings), Borrower shall deliver to Administrative Agent all supplements to, or revisions of, SCHEDULES 6.13, 7.12, 7.13, and 7.20 which are required to make the disclosures in such Schedules accurate after giving effect to such Acquisition, so long as, on or prior to the date of consummation of such Acquisition, the consent of Determining Lenders with respect to such revised or supplemental Schedules have been obtained. In addition, prior to the consummation of any Acquisition pursuant to ITEMS (b) and (c) of the definition of "Permitted Acquisition" (whether or not the purchase price for such Acquisition is funded by Borrowings), Borrower shall have delivered to Administrative Agent a Permitted Acquisition Compliance Certificate (substantially in the form of EXHIBIT D-2 and otherwise acceptable to Administrative Agent).

         5.3 Conditions Precedent to Each Borrowing. In addition to the conditions stated in SECTION 5.1 and SECTION 5.2, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing (including any Competitive Borrowing) unless on the date of such Borrowing (and after giving effect thereto): (a) Administrative Agent shall have timely received therefor a Notice of Borrowing or Notice of Competitive Borrowing as the case may be;
(b) Administrative Agent shall have received the Competitive Bid fees as provided for in SECTION 4.3 hereof, if applicable; (c) all of the representations and warranties of any Consolidated Company set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers and, if applicable, supplemental Schedules have been delivered with respect thereto; provided that any changes to SCHEDULES 6.13, 7.12, 7.13 or 7.20 must also be approved by Determining Lenders); (d) no change in the financial condition of any Consolidated Company which is a Material Adverse Event shall have occurred;
(e) no Default or Potential Default shall have occurred and be continuing; (f) the funding of such Borrowings is permitted by Law; (g) in the event all or any part of the proceeds of the Borrowing will be used to finance a Permitted Acquisition contemplated by ITEMS (b) or (c) of the definition of Permitted Acquisition, Administrative Agent shall have timely received certified copies of any and all purchase agreements (together with, upon the request of Administrative Agent, all schedules and exhibits thereto) executed by any Consolidated Company in connection with such Permitted Acquisition, accompanied by all financial information, projections, and certifications required by the Loan Papers in connection with a Permitted Acquisition, including, without limitation, all items required in SECTION 5.2; (h) all matters related to such Borrowing must be satisfactory to Determining Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Papers which are necessary to enable Borrower to qualify for such Borrowing; and (i) in the event that all or any part of the proceeds of the Borrowing will be advanced by Borrower to Brooks, the Borrowing by Borrower and the related advance by Borrower to Brooks shall be made in compliance with the terms and conditions of the Brooks Notes. Each Notice of Borrowing delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements in CLAUSES (c), (d), (e), (f), and (i) above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Determining Lenders, Lenders may fund any Borrowing without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding, unless Determining Lenders specifically waive each such item in writing.

SECTION 6 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Lenders as follows:

         6.1 Purpose of Credit Facility. Borrower will use proceeds of Borrowings to fund the purchase price and other costs associated with the Brooks Note Transaction; provided, that up to $300,000,000 of the proceeds may be used by Borrower to make loans, advances, or investments in or to Brooks for use by Brooks as working capital or for other general corporate purposes. No Consolidated Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations G, T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended). Without the prior written consent of Determining Lenders, no part of the proceeds of any Borrowing will be used to make any prepayments on, or redemptions of, any Debt evidenced by or associated with any Note Agreement except any payments or redemptions of any Debt under the Brooks Notes or any Debt of Borrower issued in exchange for the Brooks Notes to the extent such Debt is permitted by SECTION 7.12(f).

         6.2 Existence, Good Standing, Authority, and Authorizations. Each Restricted Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on SCHEDULE 6.2, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). Except where failure could not be a Material Adverse Event, each Restricted Company (a) is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same, and (b) possesses all requisite authority, power, licenses, permits, Authorizations, and franchises to use its assets and conduct its business as is now being, or is contemplated herein to be, conducted, except where failure could not be a Material Adverse Event. No Authorization is required to authorize, or is required in connection with, the execution, delivery, legality, validity, binding effect, performance, or enforceability of the Loan Papers or any Permitted Acquisition (including any change of control occurring as a result thereof) consummated on or prior to the date this representation or warranty (or reconfirmation thereof) is made under the Loan Papers, except (i) as shall have been obtained upon or prior to the consummation of the relevant Permitted Acquisition, and (ii) those Authorizations the failure of which to be obtained or made could not be a Material Adverse Event and, in the case of the relevant Permitted Acquisition, would not reasonably be expected to materially impair the value to the Restricted Companies of, or the benefits to be derived by the Restricted Companies from, the relevant Permitted Acquisition. The Restricted Companies have obtained all Authorizations of the FCC and any applicable PUC necessary to conduct their businesses, and all such Authorizations are in full force and effect, without conditions, except such conditions as are generally applicable to holders of such Authorizations. There are no violations of any such Authorizations which could, individually or collectively, be a Material Adverse Event, nor are there any proceedings pending or, to the knowledge of Borrower, threatened against the Restricted Companies to revoke or limit any such Authorization which could, individually or collectively, be a Material Adverse Event, and Borrower has no knowledge that any such Authorizations will not be renewed in the ordinary course, except for any nonrenewals that could not be a Material Adverse Event.

         6.3 Subsidiaries; Capital Stock. Borrower has no Subsidiaries except as disclosed on SCHEDULE 6.2 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). Each Unrestricted Subsidiary is identified as such on SCHEDULE 6.2. All of the outstanding shares of capital stock (or similar voting interests) of each Restricted Subsidiary are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on SCHEDULE 6.2 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers), free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and none of such shares owned by any Restricted Company is subject to any restriction on transfer thereof except for restrictions imposed by securities Laws and general corporate Laws. No Restricted Subsidiary has outstanding any warrant, option, or other Right of any Person to acquire any of its capital stock or similar equity interests, except as set forth on SCHEDULE
6.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). The Receivables Subsidiary is not engaged in any activity, nor does it own any asset, other than those incidental to Accounts Receivable Financings.

         6.4 Authorization and Contravention. The execution and delivery by each Restricted Company of each Loan Paper to which it is a party and the performance by such Restricted Company of its obligations thereunder (a) are within the corporate power of such Restricted Company, (b) will have been duly authorized by all necessary corporate action on the part of such Restricted Company when such Loan Paper is executed and delivered, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Paper), (d) will not violate any provision of the charter or bylaws of such Restricted Company, (e) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Consolidated Company. The Restricted Companies have (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order to effect any asset transfer, change of control, merger, or consolidations permitted by the Loan Papers.

         6.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal, valid, and binding obligation of each Restricted Company party thereto, enforceable against each such Restricted Company in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         6.6 Financial Statements. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Consolidated Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of the Consolidated Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for transactions directly related to, or specifically contemplated by, the Loan Papers, there have been no changes in the consolidated financial condition of the Consolidated Companies from that shown in the Current Financials after such date which could be a Material Adverse Event, nor has Borrower or any Restricted Company or Consolidated Company (as the case may be) incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

         6.7 Litigation, Claims, Investigations. No Restricted Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Restricted Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $100,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Restricted Company's assets having a value (individually or collectively) of $100,000,000 or more which is not either (i) stayed on appeal or (ii) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of such Restricted Company in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Restricted Company which could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Restricted Company that could be a Material Adverse Event.

         6.8 Taxes. All Tax returns of each Consolidated Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Consolidated Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in SECTION 7.13(B)(VII)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

         6.9 Environmental Matters. No Consolidated Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Consolidated Company that could be a Material Adverse Event, (b) knows of any violation by any Consolidated Company of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Consolidated Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event; provided, however, that each Consolidated Company (x) to the best of its knowledge, has in full force and effect all environmental permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

         6.10 Employee Benefit Plans. (a) No Employee Plan has incurred an accumulated funding deficiency, as defined in section 302 of ERISA and section 412 of the Code, (b) neither Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid under Title IV of ERISA to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) Borrower has not engaged in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code) which would be a Material Adverse Event, and (e) no Reportable Event has occurred which is likely to result in the termination of an Employee Plan. The present value of all benefit liabilities within the meaning of Title IV of ERISA under each Employee Plan (based on those actuarial assumptions used to fund such Employee Plan) did not, as of the last annual valuation date for the 1996 plan year of such Plan, exceed the value of the assets of such Employee Plan, and the total present values of all benefit liabilities within the meaning of Title IV of ERISA of all Employee Plans (based on the actuarial assumptions used to fund each such Plan) did not, as of the respective annual valuation dates for the 1996 plan year of each such Plan, exceed the value of the assets of all such plans.

         6.11 Properties; Liens. Each Restricted Company has good and marketable title to (or, in the case of Rights of Way, the right to use) all its property reflected on the Current Financials, except for (a) property that is obsolete, (b) property that has been disposed of in the ordinary course of business, (c) property with title defects or failures in title which would not be a Material Adverse Event, or (d) as otherwise permitted by the Loan Papers. Except for Permitted Liens, there is no Lien on any property of any Restricted Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on such property.

         6.12 Government Regulations. No Consolidated Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

         6.13 Transactions with Affiliates. Except as disclosed on SCHEDULE 6.13, no Consolidated Company is a party to a material transaction with any of its Affiliates (excluding transactions between or among Restricted Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Consolidated Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this SECTION 6.13, a transaction is "material" if it requires any Consolidated Company to pay more than $50,000,000 during the term of the agreement governing such transaction.

         6.14 Debt. No Restricted Company is an obligor on any Debt other than Permitted Debt. The Receivables Subsidiary is not an Obligor on any Debt other than any Debt arising under the Accounts Receivable Financing permitted by the Loan Papers.

         6.15 Material Agreements. There are no failures of any material written or oral agreements, contracts, commitments, or understandings to which any Restricted Company is a party to be in full force and effect which could be a Material Adverse Event, and no default or potential default exists on the part of any Restricted Company thereunder, which could be a Material Adverse Event. All of the Obligation constitutes "senior debt" under the terms of any documents evidencing subordinated Debt incurred in accordance with SECTION 7.12(H) or any subordinated Debt issued pursuant to any Note Agreement.

         6.16 Insurance. Each Restricted Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

         6.17 Labor Matters. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Restricted Company that could be a Material Adverse Event. Hours worked by and payment made to employees of the Restricted Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which could not constitute a Material Adverse Event. All payments due from any Restricted Company on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, constitute a Material Adverse Event.

         6.18 Solvency. At the time of each Borrowing hereunder and on the date of each Permitted Acquisition, each Restricted Company is (and after giving effect to the transactions contemplated by the Loan Papers, any Permitted Acquisition, and any incurrence of additional Debt will be) Solvent.

         6.19 Intellectual Property. Each Restricted Company owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Restricted Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Restricted Company, could not, individually or collectively, constitute a Material Adverse Event.

         6.20 Compliance with Laws. No Consolidated Company is in violation of any Laws, other than such violations which could not, individually or collectively, be a Material Adverse Event. No Consolidated Company has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which could not constitute a Material Adverse Event.

         6.21 Regulation U. "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of the Consolidated Companies which are subject to any limitation on sale, pledge, or other restriction hereunder, if any.

         6.22 Full Disclosure. There is no material fact or condition relating to the Loan Papers or the financial condition, business, or property of any Consolidated Company which could be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Consolidated Company to any Lender or Administrative Agent in connection with the Loan Papers was, and all such information hereafter furnished by any Consolidated Company to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

SECTION 7 COVENANTS. Borrower covenants and agrees (and agrees to cause each other Restricted Company and Consolidated Company to the extent any covenant is applicable to such Restricted Company or Consolidated Company) to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings and thereafter until the payment in full of the Principal Debt and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Determining Lenders:

         7.1 Use of Proceeds. Borrower shall use the proceeds of Borrowings only for the purposes represented herein.

         7.2 Books and Records. The Consolidated Companies shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

         7.3 Items to be Furnished. Borrower shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

                 (a) Promptly after preparation, and no later than 90 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated for the Consolidated Companies (and calculated separately with respect to the Unrestricted Subsidiaries designated from time to time pursuant to SECTION 7.27 for any fiscal year of Borrower in which either (i) the Operating Cash Flow of the Unrestricted Subsidiaries is greater than 7.5% of total Operating Cash Flow of the Consolidated Companies, or (ii) the value of the assets (determined in accordance with GAAP) of the Unrestricted Subsidiaries (excluding the Receivables Subsidiary) is greater than 7.5% of the aggregate value of all assets (determined in accordance with GAAP) of the Consolidated Companies) as of, and for the year ended on, such day, accompanied by:

                          (i)     the unqualified opinion of a firm of
                 nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements (calculated with respect to the Consolidated Companies) were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Consolidated Companies;

                          (ii) any management letter prepared by such accounting firm;

                          (iii) a certificate from such accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof;

                          (iv) a letter from such accounting firm addressed to Borrower, with a copy to Administrative Agent, acknowledging that (A) Borrower plans to provide Administrative Agent with such audited Financial Statements and accompanying audit report, (B) Administrative Agent has informed Borrower that Administrative Agent and Lenders intend to rely on such firm's audit report accompanying such Financial Statements, and (C) Borrower intends for Administrative Agent and Lenders to so rely; and

                          (v) a Compliance Certificate with respect to such Financial Statements.

                 (b) Promptly after preparation, and no later than 45 days after the last day of each fiscal quarter of Borrower (other than the fourth fiscal quarter of each fiscal year), Financial Statements showing the consolidated financial condition and results of operations calculated for the Consolidated Companies (and calculated separately with respect to the Unrestricted Subsidiaries designated from time to time pursuant to SECTION 7.27 for any fiscal year of Borrower in which either (i) the Operating Cash Flow of the Unrestricted Subsidiaries is greater than 7.5% of total Operating Cash Flow of the Consolidated Companies, or (ii) the value of the assets (determined in accordance with GAAP) of the Unrestricted Subsidiaries (excluding the Receivables Subsidiary) is greater than 7.5% of the aggregate value of all assets (determined in accordance with GAAP) of the Consolidated Companies) for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to such Financial Statements.

                 (c) On or prior to March 31 of each fiscal year of Borrower, the financial budget for such fiscal year, accompanied by a certificate executed by a Responsible Officer certifying that such budget was prepared by Borrower based on assumptions which, in light of the historical performance of the Restricted Companies and their prospects for the future, are realistic and achievable.

                 (d) Notice, promptly after Borrower knows or has reason to know of (i) the existence and status of any Litigation against any Consolidated Company which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $100,000,000, or any warrant of attachment, sequestration or similar proceeding against a Consolidated Company's assets having a value (individually or collectively) of $100,000,000, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, (iii) a Default or Potential Default, specifying the nature thereof and what action Borrower or any other Consolidated Company has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Consolidated Company of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Consolidated Company is required to hold in order to operate its business in compliance with all applicable Laws, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse Event, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of any Consolidated Company which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of any Consolidated Company, (vi) the receipt by any Consolidated Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, constitute a Material Adverse Event, or (vii) (A) the occurrence of a Reportable Event that, alone or together with any other

         Reportable Event, could reasonably be expected to result in liability of Borrower to the PBGC in an aggregate amount exceeding $100,000,000;
         (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Employee Plan or Plans; (C) Borrower's or an ERISA Affiliate's becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to an Employee Plan; or (D) the receipt by Borrower or an ERISA Affiliate from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding $10,000,000 or of the impending termination or reorganization of such Multiemployer Plan.

                 (e) Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) as may be necessary or appropriate to update or correct such information or disclosures; provided that in the case of updates to SCHEDULES 6.13, 7.12, 7.13, and 7.20, the information thereon shall not be deemed accepted for purposes of this Agreement or become part of the Loan Papers unless approved by Determining Lenders.

                 (f) Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Consolidated Company with any Governmental Authority (including the FCC and the Securities and Exchange Commission).

                 (g) Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K, Form 10-Q, and Form 8-K filed by or on behalf of Borrower or any Consolidated Company with the Securities and Exchange Commission.

                 (h) Promptly upon request therefor by Administrative Agent or Lenders holding at least 25% of the Commitment (through Administrative Agent), such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Consolidated Companies, and such opinions, certifications and documents, in addition to those mentioned in this Agreement, as reasonably requested.

         7.4 Inspections. Upon reasonable notice, the Consolidated Companies shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with the Consolidated Companies' other creditors, directors, officers, or employees, or other representatives, and at any time after the occurrence and during the continuance of a Default, with the Consolidated Companies' independent accountants, from time to time, during reasonable business hours; provided that, notwithstanding the foregoing, prior to the occurrence of a Default or Potential Default, Administrative Agent or any Lender (or their respective Representatives) will obtain the prior approval of a Responsible Officer prior to any such discussions with officers or employees of the Consolidated Companies; provided, further, that, if a Default or Potential Default has occurred and is continuing, no such prior approval from a Responsible Officer shall be required to have been obtained by any Lender, Administrative Agent or their respective Representatives.

         7.5 Taxes. Each Consolidated Company (a) shall promptly pay when due any and all Taxes other than Taxes the applicability, amount or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed, and (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

         7.6 Payment of Obligations. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Papers. Each Restricted Company (a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations [other than the Obligation arising under the Loan Papers] are being contested in good faith by appropriate proceedings), and (b) shall not (i) at any time a Default or Potential Default exists or would be caused by such payment, make any voluntary prepayment of principal of, or interest on, any other Debt (other than the Obligation), whether subordinate to the Obligation or not or (ii) use proceeds from the Facility to make any voluntary prepayment of principal of, or interest on, or sinking fund payment in respect of any Note Agreement, other than prepayments or redemptions of any Debt under the Brooks Notes.

         7.7 Maintenance of Existence, Assets, and Business. Except as otherwise permitted by SECTION 7.26, each Restricted Company shall at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and
(d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Consolidated Companies to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

         7.8 Insurance. Each Consolidated Company shall, at its cost and expense, maintain insurance with financially sound and reputable insurers, in such amounts, and covering such risks, as shall be ordinary and customary for similar companies in the industry. Each Consolidated Company shall deliver to Administrative Agent certificates of insurance for each such policy of insurance and evidence of payment of all premiums thereon.

         7.9 Preservation and Protection of Rights. Each Consolidated Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Determining Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Paper.

         7.10 Employee Benefit Plans. Borrower shall not directly or indirectly, engage in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), and Borrower and its ERISA Affiliates shall not, directly or indirectly, (a) incur any "accumulated funding deficiency" as such term is defined in section 302 of ERISA with respect to any Employee Plan, (b) permit any Employee Plan to be subject to involuntary termination proceedings pursuant to Title IV of ERISA, or (c) fully or partially withdraw from any Multiemployer Plan, if such prohibited transaction, accumulated funding deficiency, termination proceeding or withdrawal would result in liability on the part of Borrower in excess of $50,000,000.

         7.11 Environmental Laws. Each Consolidated Company shall (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, (b) shall promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Consolidated Company or at any facility operated by any Consolidated Company to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, and
(c) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Consolidated Company arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

         7.12 Debt. No Restricted Company shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than:

                 (a) The Obligation hereunder, the "Obligation" as defined in the Facility A Agreement, and the "Obligation" as defined in the Facility B Agreement;

                 (b)      Debt incurred by Borrower under any Financial Hedge;

                 (c) Debt between Restricted Companies, or Debt of any Restricted Company to the Receivables Subsidiary;

                 (d) Debt existing on July 3, 1997, as more particularly described on SCHEDULE 7.12 (or such later date as such Schedule is revised or supplemented with the consent of Determining Lenders) (the "EXISTING DEBT");

                 (e) Debt not otherwise permitted by this SECTION 7.12 (including, without limitation, Capital Leases or Debt assumed or created in connection with any Permitted Acquisition) of any Restricted Company, so long as (a) no Default or Potential Default exists on the date any such Debt is created, incurred, or assumed or arises as a result of or after giving effect to any such Debt incurrence; and (b) the aggregate amount of all such additional Debt of the Restricted Companies, when aggregated with the principal amount of Existing Debt then outstanding, does not exceed, at the time of any determination thereof, 7.5% of the amount of Total Debt for which the Restricted Companies may be obligated without violating the Leverage Ratio requirements set forth in SECTION 7.28(a); provided that, the additional Debt permitted by this SECTION 7.12(e) is further limited as it relates to such Debt of the Restricted Subsidiaries, such that the Restricted Subsidiaries may not be obligated for, or create, incur, or assume Debt (including, without limitation, amounts outstanding on any date of determination under Capital Leases, Debt assumed or created in connection with any Permitted Acquisition and any Existing Debt pursuant to SECTION 7.12(d)) which, after giving effect to the incurrence thereof, would cause the aggregate amount of such Debt for all such Restricted Subsidiaries on any date of determination to exceed the lesser of (i) $100,000,000 or (ii) an amount which, when aggregated with the Debt of Borrower incurred pursuant to SECTION 7.12(d) and outstanding on any such date of determination, does not exceed 7.5% of the amount of Total Debt for which the Restricted Companies may be obligated without violating the Leverage Ratio requirement set forth in SECTION 7.28(a);

                 (f)      Debt of Borrower not otherwise permitted by this
         SECTION 7.12 arising under or in connection with public or privately-placed notes, debentures, bonds, debt securities, or related indentures, or credit arrangements or other agreements, so long as (i) no Default or Potential Default exists on the date any such Debt is created or arises as a result of any borrowing thereunder; (ii) the provisions of the documents evidencing such Debt are not materially more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Papers, including, without limitation, any requirements for mandatory prepayments or redemptions at any time where similar payments are not required under the Loan Papers; (iii) such Debt is unsecured senior or unsecured subordinated Debt; and (iv) the documents pursuant to which such Debt is issued are reasonably satisfactory to Administrative Agent and its counsel;

                 (g) Debt (including any Debt of the Receivables Subsidiary to any Restricted Company) arising under or in connection with any Accounts Receivable Financing to the extent such Accounts Receivable Financing and the related Accounts Receivable Financing Amount is permitted by SECTION 7.23(e);

                 (h) Debt of any Restricted Company to any Unrestricted Company (other than the Receivables Subsidiary) so long as (i) such Debt is subordinate in right of payment to the Obligation upon terms satisfactory to Administrative Agent and its counsel and (ii) such Debt is incurred and maintained in compliance with SECTIONS 7.12(e) and 7.14 (it being understood that such subordinated Debt shall be included in Debt for purposes of the calculations and determinations made in accordance with SECTION 7.12(e));

                 (i) Debt of MFS and its Subsidiaries arising under the MFS Note Agreements; and

                 (j) On and after the date that Brooks and its Subsidiaries are designated as Restricted Subsidiaries pursuant to
         SECTION 7.27 (the "DESIGNATION DATE"), Debt of Brooks and its Subsidiaries arising under the Brooks Note Agreements, so long as (i) no Default or Potential Default exists hereunder or arises as a result of such designation, (ii) no "default" or "potential default" exists or arises as a result of such designation under the Facility A Agreement or the Facility B Agreement; (iii) the provisions of the Brooks Note Agreements are not materially more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Papers, including, without limitation, any requirements for mandatory prepayments or redemptions at any time where similar payments are not required under the Loan Papers; (iv) such Debt is unsecured; (v) the Brooks Note Agreements are reasonably satisfactory to Administrative Agent and its counsel; and (vi) the aggregate principal amount of the Brooks Notes outstanding on and after the Designation Date shall never exceed an amount equal to 49.9% of the outstanding indebtedness under the Brooks Notes immediately prior to consummation of the Brooks Note Transaction.

         7.13    Liens.  No Restricted Company will, directly or indirectly,
(a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Restricted Company from creating or incurring any Lien on any of its assets, other than the Loan Papers, any Note Agreement, or any Receivables Documents evidencing Accounts Receivable Financings permitted by SECTION 7.23(e) (so long as any such Lien prohibition under such Receivables Documents is limited to the Receivables Program Assets transferred by such Receivables Documents), operating leases or Capital Leases (so long as any such Lien prohibition under such leases is limited to the property being leased thereunder), any arrangements or agreements relating to the Rights of Way and existing on January 5, 1995 (so long as any such Lien prohibition under any such arrangement or agreement is limited to the Rights of Way and related interests), and any other arrangements or agreements entered into by WTG or any Subsidiary thereof on or before January 5, 1995, which arrangements or agreements are permitted under this Agreement, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

                 (i) Liens existing on the Closing Date as more particularly described on SCHEDULE 7.13 (collectively, the "EXISTING LIENS"), together with renewals and extensions thereof but not increases in the principal Debt secured thereby;

                 (ii) Additional Liens (herein so called) securing Debt permitted under SECTION 7.12(e) so long as (i) no Default or Potential Default exists on the date any such Lien is granted or created and
         (ii) the aggregate amount of all Debt secured by any such Additional Lien, does not exceed the amount of additional Debt permitted in
         SECTION 7.12(e) on any date of determination;

                 (iii) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, and reasonable and customary reserves established in connection with the sale of Receivables permitted pursuant to SECTION 7.23(e);

                 (iv) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Restricted Companies;

                 (v) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

                 (vi) Liens of landlords or of mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;

                 (vii) The following, so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits;
         (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and (iv) adverse judgments on appeal;

                 (viii) Liens on the Receivables Program Assets created pursuant to any Receivables Documents evidencing Accounts Receivables Financings permitted by SECTION 7.23(e); and

                 (ix) Any attachment or judgment Lien not constituting a Default or Potential Default.

         7.14 Transactions with Affiliates. Except for those transactions listed on SCHEDULE 6.13, no Restricted Company shall enter into any material transaction with any of its Affiliates (excluding transactions among or between Restricted Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Restricted Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate and sales and contributions of Receivables Program Assets from Borrower or certain Restricted

Subsidiaries to the Receivables Subsidiary pursuant to an Accounts Receivable Financing permitted by SECTION 7.23(E). For purposes of this SECTION 7.14, a transaction is "material" if it requires any Consolidated Company to pay more than $50,000,000 during the term of the agreement governing such transaction.

         7.15 Compliance with Laws and Documents. No Restricted Company shall violate the provisions of any Laws applicable to it, including, without limitation, all rules and regulations promulgated by the FCC or any applicable PUC, or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Consolidated Company shall violate the provisions of its charter or bylaws, or modify, repeal, replace, or amend any provision of its charter or bylaws, if such action could adversely affect the Rights of Lenders.

         7.16 Permitted Acquisitions. In connection with each Permitted Acquisition (other than any Permitted Acquisition meeting the requirements of ITEM (A) under the definition of "Permitted Acquisition" with respect to which no written compliance certification is required on the closing date of such Acquisition), Borrower shall within 10 days following the consummation of such Permitted Acquisition deliver, or cause to be delivered to, Administrative Agent (with sufficient copies for Lenders) each of the following items: (a) if the information on any Schedule changes or is incomplete as a result of such Permitted Acquisition (other than revisions or supplements to SCHEDULES 6.13, 7.12, 7.13, and 7.20, which revised or supplemental Schedules must be submitted and approved by Determining Lenders in accordance with SECTION 5.2), revised or supplemental Schedules to the Agreement which are required to make the disclosures in such Schedules accurate after giving effect to such Acquisition;
(b) copies of any lien searches or certificates of authority and good standing and any filing officer certificates (or commercial reports similar thereto) obtained by or delivered to Borrower in connection with the Acquisition; (c) such other agreements, documents, instruments, opinions, certificates, and evidences as Administrative Agent may reasonably request. Administrative Agent shall, upon request of Borrower, confirm to Borrower that it has received all such items so requested and that all matters required to be satisfactory to the Administrative Agent are satisfactory.

         7.17 Assignment. Borrower shall not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

         7.18 Fiscal Year and Accounting Methods. No Consolidated Company will change its fiscal year for book accounting purposes or its method of accounting other than (i) immaterial changes in methods or as required by GAAP, or (ii) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Consolidated Companies.

         7.19 Government Regulations. No Restricted Company will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

         7.20 Loans, Advances, and Investments. Except as permitted by SECTIONS 7.21 or 7.26, no Restricted Company shall make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than (a) readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within one year from the date of acquisition, (b) readily marketable obligations (including repurchase obligations) of any agency, instrumentality of, or corporation owned, controlled, or sponsored by, the United States of America, that are generally considered in the securities industry to be implicit obligations of the United States of America, maturing within one year from the date of acquisition; (c) short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the United States or any state thereof, Canada, western Europe, or Japan, with a long term debt rating of "A" or better by S&P or of "A2" or better by Moody's or with a short term commercial paper rating of "A-1" or better by S&P or "P-1" or better by Moody's; (d) commercial paper maturing in 270 days or less from the date of issuance and rated either "P-1" or "P-2" by Moody's, or "A-1" or "A-2" by S&P; (e) readily marketable tax-free municipal bonds of a domestic issuer maturing in three years or less from the date of acquisition thereof, which are rated "Aaa" or better by Moody's, or "AAA" or better by S&P; (f) demand deposit accounts or readily redeemable "money market mutual funds" sponsored by a bank meeting the requirements of CLAUSE (c) above, that has and maintains an investment policy limiting its investments primarily to instruments of the types otherwise permitted in CLAUSE
(a)-(e) hereof and which demand deposit accounts or money market mutual funds are maintained in the ordinary course of business; (g) loans, advances, extensions of credit, capital contributions and other investments between Restricted Companies or between Restricted Companies and the Receivables Subsidiary; provided that, any loans, advances, extensions of credit, capital contributions, and other investments by any Restricted Company in or to the Receivables Subsidiary shall be made solely in connection with an Accounts Receivable Financing permitted by SECTION 7.23(e); (h) Permitted Acquisitions;
(i) trade accounts receivable (including, without limitation, trade accounts receivable evidenced by promissory notes) which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms; (j) other investments or commitments to make investments existing on July 3, 1997, and described on SCHEDULE 7.20; and
(k) other loans, advances, and investments (including, without limitation, loans, advances, investments in or to Brooks prior to the designation of Brooks by Borrower as a Restricted Subsidiary of Borrower), so long as (x) the aggregate principal amount or market value of such loans, advances, or investments (as the case may be) does not exceed 5% of the Consolidated Net Worth of the Restricted Companies on any date of determination, (y) no Default or Potential Default exists, and (z) no Restricted Company makes any investment under this CLAUSE (k) whereby it incurs any liability as a general partner.

         7.21 Permitted Distributions. So long as any Default or Potential Default exists or will exist as a result of any such Distribution, no Restricted Company may directly or indirectly declare, make, or pay any Distribution, other than Distributions made or paid, directly or indirectly, to Borrower. Any Distribution permitted hereunder is permitted only to the extent such Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

         7.22 Restrictions on Subsidiaries. No Restricted Subsidiary shall enter into or permit to exist any material arrangement or agreement (other than the Loan Papers) which directly or indirectly prohibits any such Restricted Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to Borrower or any other Restricted Subsidiary, (b) paying any Debt owed to Borrower or any other Restricted Subsidiary, (c) making loans, advances, or investments to Borrower or any other Restricted Subsidiary, or (d) transferring any of its property or assets to Borrower or any other Restricted Subsidiary.

         7.23 Sale of Assets. No Restricted Company shall sell, assign, transfer, or otherwise dispose of any of its assets other than (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof, (d) dispositions of obsolete assets, (e) the sale, assignment, transfer, or other disposition of undivided percentage interests in the Receivables Program Assets pursuant to any Accounts Receivables Financing, so long as the aggregate Accounts Receivable Financing Amount payable from the Receivables Program Assets to the purchasers under all such Accounts Receivables Financings does not exceed $750,000,000, and (f) if no Default or Potential Default then exists or arises as a result thereof, sales of other assets (including sales of accounts receivable to the extent such accounts receivable are sold in conjunction with the sale of a business but excluding all other sales of accounts receivable); provided that, the aggregate fair market value of all assets sold on or after July 3, 1997, pursuant to this CLAUSE (f) shall not exceed, on any date of determination, 49% of the Annualized Operating Cash Flow of the Restricted Companies determined as of the fiscal quarter then most recently ended.

         7.24 Sale-Leaseback Financings. Except for the Sale-Leaseback Financings and any extensions, amendments, or modifications thereto, no Restricted Company will enter into any sale-leaseback arrangement with any Person pursuant to which such Restricted Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Restricted Company to any other Person.

         7.25 Amendments to Agreements. With respect to any Note Agreement, any MFS Note Agreement, any Brooks Note Agreement (except in connection with any amendment of the Brooks Note Agreements arising in connection with the Brooks Note Transaction and occurring on or before the date Brooks and its Subsidiaries are designated as Restricted Subsidiaries pursuant to SECTION 7.27) and any agreement evidencing subordinated Debt permitted pursuant to
SECTION 7.12(h) without the prior written consent of Determining Lenders, no Restricted Company will (a) execute any material amendment, modification, or supplement thereto, or (b) consent to any material departure therefrom.

         7.26 Mergers and Dissolutions; Sale of Capital Stock. No Restricted Company will, directly or indirectly, merge or consolidate with any other Person, other than (a) as a result of a Permitted Acquisition, (b) mergers or consolidations involving Borrower if Borrower or a Permitted Successor Corporation is the surviving entity, (c) mergers among Wholly-owned Restricted Companies; provided that, in any merger involving Borrower (including a Permitted Acquisition effected as a merger), Borrower or a Permitted Successor Corporation must be the surviving entity, and, in any merger involving any other Restricted Company (including a Permitted Acquisition effected as a merger), a Restricted Subsidiary must be the surviving entity, (d) as previously approved by Determining Lenders, and (e) mergers between Restricted Companies and Unrestricted Subsidiaries; provided that, in any merger under this CLAUSE (e) involving Borrower (including a Permitted Acquisition effected as a merger), Borrower or a Permitted Successor Corporation must be the surviving entity, and, in any merger involving any other Restricted Company (including a Permitted Acquisition effected as a merger), a Restricted Subsidiary must be the surviving entity. No Restricted Company shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than (x) liquidations, wind ups, or dissolutions incident to mergers permitted under this SECTION 7.26, or (y) liquidations, wind ups, or dissolutions of a Restricted Subsidiary if no Default or Potential Default exists or would result therefrom and its assets are transferred to another Restricted Company. No Restricted Company may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any other Restricted Company, except for sales, leases, transfers, or other such distributions to another Restricted Company.

         7.27 Designation of Unrestricted Companies. So long as no Default or Potential Default exists or arises as a result thereof, Borrower may from time to time change the designation of any Subsidiary from a Restricted Subsidiary to an Unrestricted Subsidiary, or vice versa; provided that, (a) Borrower shall provide Administrative Agent written notification of such designation, and (b) Borrower amends SCHEDULE 6.2 to reflect the change in designation. Brooks and its Subsidiaries shall not be redesignated as "Restricted Subsidiaries" until the date upon which (i) more than 50% of the Debt outstanding under the Brooks Note Agreements is (A) assumed in whole or in part by Borrower and such assumed Debt satisfies the requirements of SECTION 7.12(f) and/or (B) reduced or repaid in whole by Brooks; provided that, if not repaid in full or assumed by Borrower, any remaining Debt under the Brooks Note Agreements must satisfy the requirement of SECTION 7.12(j); (ii) Borrower delivers to Administrative Agent a Compliance Certificate demonstrating pro-forma compliance with SECTIONS 7.12 and 7.28 immediately prior to and after giving effect to such redesignation; (iii) Borrower amends SCHEDULE 6.2 to reflect the change in designation and delivers such amended SCHEDULE 6.2 to Administrative Agent; and (iv) no Default or Potential Default exists or arises after giving effect to such redesignation. Any other redesignation from an Unrestricted Subsidiary to a Restricted Subsidiary shall be effective upon receipt by Administrative Agent of a notice of redesignation and a revised
SCHEDULE 6.2.

         7.28 Financial Covenants. As calculated on a consolidated basis for the Consolidated Companies:

                 (a) Borrower shall never permit the Leverage Ratio for any 3-month period ending on the date of determination to exceed 4.50 to 1.00.

                 (b) Borrower shall never permit the sum of (i) the Consolidated Net Worth of the Consolidated Companies as calculated at the end of each of its fiscal quarters plus (ii) to the extent deducted in the calculation of Consolidated Net Worth, up to $100,000,000 in non-recurring cash and non-cash charges made by the Consolidated Companies in connection with any mergers or corporate restructurings related solely to Acquisitions occurring on or after July 3, 1997, to be less than the sum of the following:

                          (A) 75% of the Consolidated Net Worth of the Consolidated Companies as of December 31, 1996, plus

                          (B) 50% of the Consolidated Net Income of the Consolidated Companies for each fiscal quarter of the Consolidated Companies ending after December 31, 1996, and added to Consolidated Net Worth on the last day of each such successive fiscal quarter (provided that if the Consolidated Net Income for any fiscal quarter is less than $0, then the incremental amount added to required Consolidated Net Worth for that fiscal quarter shall be $0), plus

                          (C) 75% of the Net Cash Proceeds of any Equity Issuance occurring on or after the Closing Date.

SECTION 8 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

         8.1 Payment of Obligation. The failure or refusal of any Restricted Company to pay (a) Principal Debt when the same becomes due in accordance with the Loan Papers, or (b) interest, fees, or any other part of the Obligation within five days after the same becomes due and payable in accordance with the Loan Papers; (c) the indemnifications and reimbursements provided for in SECTIONS 3.16 and 3.18 within ten days after demand therefor as required by such Sections; or (d) the failure of the Restricted Company to punctually and properly perform, observe, and comply with SECTION 9.12 or with any other provision in the Loan Papers setting forth indemnification or reimbursement obligations (other than pursuant to SECTIONS 3.16 and 3.18) of the Restricted Companies, and such failure or refusal continues for 15 days.

         8.2 Covenants. The failure or refusal of Borrower (and, if applicable, any other Consolidated Company) to punctually and properly perform, observe, and comply with:

                 (a) Any covenant, agreement, or condition contained in SECTIONS 7.1, 7.6 (first sentence thereof), 7.6(b), 7.12, 7.13, 7.14,
         7.16, 7.17, 7.18, and 7.19 through 7.28; and

                 (b) Any other covenant, agreement, or condition contained in any Loan Paper (other than the covenants to pay the Obligation set forth in SECTION 8.1 and the covenants in CLAUSE (a)), and such failure or refusal continues for 30 days.

         8.3 Debtor Relief. Borrower or any Restricted Subsidiary (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due,
(c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

         8.4 Judgments and Attachments. Any Restricted Company fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $100,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Restricted Company's assets having a value (individually or collectively) of $100,000,000, which is not either (a) stayed on appeal or
(b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of such Restricted Company in accordance with GAAP.

         8.5 Government Action. (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the FCC or the United States Justice Department, seeking to cause any Consolidated Company to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Consolidated Company.

         8.6 Misrepresentation. Any representation or warranty made by any Consolidated Company contained in any Loan Paper shall at any time prove to have been incorrect in any material respect when made.

         8.7 SEC Reporting Requirements. Any Consolidated Company fails to comply with any reporting requirements of the Securities Exchange Act of 1934, as amended, for which the failure to report could constitute a Material Adverse Event.

         8.8 Change of Control. (a) A Responsible Officer or Officers become the "beneficial owner" (as defined in Rule 13(d)(3) under the 1934 Act and herein so called) of 50% or more of the Voting Stock of Borrower; (b) any Special Shareholder or Special Shareholders become beneficial owners of 50% or more of the Voting Stock of Borrower; or (c) any other Person or two or more Persons (acting within the meaning of Rule 13(d)(3) under the 1934 Act), other than Persons described in CLAUSE (a) hereof, become the beneficial owner of 20% or more of the Voting Stock of Borrower. As used herein, "Special Shareholders" shall mean (i) any Person or two or more Persons (acting within the meaning of Rule 13(d)(3) under the 1934 Act) who were on December 4, 1992 (or prior to any change in beneficial ownership were) beneficial owners of 20% or more of the Voting Stock of LDDS Communications, Inc., a Tennessee corporation and the predecessor of Borrower, or immediately prior to the merger between LDDS Communications, Inc., a Tennessee corporation, and Advanced Telecommunications Corporation, a Delaware corporation, were beneficial owners of 20% or more of the Voting Stock of either such company, and (ii) Metromedia Company, a Delaware general partnership.

         8.9 Authorizations. (a) Any Authorization necessary for the ownership or operations of any Consolidated Company shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by such Consolidated Company; or (b) any Authorization necessary for the ownership or operations of any Consolidated Company shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside, and such action shall be no longer subject to further administrative or judicial review (provided, however, that neither of the foregoing events described in CLAUSE
(a) or (b) shall constitute a Default if such loss of any such Authorization could not be a Material Adverse Event).

         8.10 Default Under Other Agreements. (a) Any Restricted Company fails to pay when due (after lapse of any applicable grace periods) any Debt of such Restricted Company (other than the Obligation) in excess (individually or collectively) of $50,000,000; (b) any default exists under any agreement to which a Restricted Company is a party, the effect of which is to cause, or to permit any Person to cause, an amount of Debt of such Restricted Company in excess (individually or collectively) of $50,000,000 to become due and payable by any Restricted Company prior to the stated maturity thereof; (c) any Debt in excess (individually or collectively) of $50,000,000 shall be declared to be due and payable or required to be prepaid by any Restricted Company prior to the stated maturity thereof; (d) any default exists under any material written or oral agreement, contract, commitment, or understanding to which a Restricted Company is a party, the effect of which would be a Material Adverse Event, unless, in the case of this CLAUSE (d), and so long as, such default is being contested by such Restricted Company in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Restricted Company to the extent required by GAAP; or (e) any "Default" exists under the Facility A Agreement or the Facility B Agreement.

         8.11 Employee Benefit Plans. (a) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Plans that is expected to result in liability of Borrower to the PBGC or to a Plan in an aggregate amount exceeding $50,000,000 and, within 30 days after the reporting of any such Reportable Event to Administrative Agent or after the receipt by Administrative Agent of a statement required pursuant to SECTION 7.3(d) hereof, Administrative Agent shall have notified Borrower in writing that (i) Determining Lenders have made a reasonable determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are grounds under Title IV of ERISA for the termination of such Employee Plan or Plans by the

PBGC, or the appointment by the appropriate United States district court of a trustee to administer such Employee Plan or Plans or the imposition of a lien pursuant to section 412(n) of the Code in favor of an Employee Plan and (ii) as a result thereof a Default exists hereunder; or (b) Borrower or any ERISA Affiliate has provided to any affected party a 60-day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with section 4041(c) of ERISA if the liability expected to be incurred as a result of such termination will exceed $50,000,000; or (c) a trustee shall be appointed by a United States district court to administer any such Employee Plan; or (d) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan; or (e)(i) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of section 4201 of ERISA) to such Multiemployer Plan, (ii) Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and
(iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $50,000,000; or (f) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $50,000,000.

         8.12 Validity and Enforceability of Loan Papers. Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Restricted Company party thereto or any Restricted Company shall deny in writing that it has any or any further liability or obligations under any Loan Paper to which it is a party.

         8.13 Payment of Certain Other Debt. The payment (including, without limitation, any payment by any Restricted Company in respect of any sinking fund, defeasance, or redemption) by any Restricted Company of any principal amount of any Debt arising under any Note Agreement, the MFS Note Agreements, or the Brooks Note Agreements, in a manner or at a time during which such payment is not permitted under the terms of the Loan Papers, the Note Agreements, the MFS Note Agreements, or the Brooks Note Agreements.

         8.14 Default or Acceleration under any Certain Other Debt. (a) The occurrence of any default or event of default under any Note Agreement, any MFS Note Agreement, or any Brooks Note Agreement, or (b) the trustee with respect to, or any holder of, any Note Agreement, any MFS Note Agreement, or any Brooks Note Agreement shall effectively declare all or any portion of that Debt due and payable prior to the stated maturity thereof; or (c) Debt under any Note Agreement, any MFS Note Agreement, or any Brooks Note Agreement becomes due before its stated maturity by acceleration of the maturity thereof.

         8.15 Redemption of Certain Other Debt. If an event shall occur, including, without limitation, a "Change in Control" as defined in any Note Agreement, any MFS Note Agreement, or any Brooks Note Agreement, and (a) the trustee or the holders of any Note Agreement, any MFS Note Agreement, or any Brooks Note Agreement shall initiate notice to request or require (or any Restricted Company shall automatically be so required) to redeem or repurchase any Debt arising under any Note Agreement, the MFS Note Agreements, or the Brooks Note Agreement, or (b) any Restricted Company shall initiate notice to the holders of any Debt arising under any Note Agreement, any MFS Note Agreement, or any Brooks Note Agreement, in connection with a redemption of any Debt arising under any Note Agreement, any MFS Note Agreement, or any Brooks Note Agreement (except as permitted by this Agreement).

SECTION 9        RIGHTS AND REMEDIES.

         9.1     Remedies Upon Default.

                 (a) If a Default exists under SECTION 8.3(c) or 8.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever.

                 (b) If any Default exists, Administrative Agent may (and, subject to the terms of SECTION 10, shall upon the request of Determining Lenders) or Determining Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 9.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of Borrower in and to every account and other property of Borrower which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, Borrower being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Papers.

         9.2 Company Waivers. To the extent permitted by Law, Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation (or any part thereof), shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

         9.3 Performance by Administrative Agent. If any covenant, duty, or agreement of any Consolidated Company is not performed in accordance with the terms of the Loan Papers, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Determining Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Consolidated Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Consolidated Companies, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Consolidated Company.

         9.4 Delegation of Duties and Rights. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives.

         9.5 Not in Control. Nothing in any Loan Paper shall, or shall be deemed to (a) give Administrative Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Consolidated Company, (b) preclude or interfere with compliance by any Consolidated Company with any Law, or (c) require any act or omission by any Consolidated Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Paper is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that Administrative Agent or any Lender acquiesces in any non-compliance by any Consolidated Company with any Law or document, or that Administrative Agent or any Lender does not expect the Consolidated Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all
Environmental Laws.   Neither the Administrative Agent nor any Lender has any
fiduciary relationship with or fiduciary duty to Borrower or any Consolidated Company arising out of or in connection with the Loan Papers, and the relationship between the Administrative Agent and the Lenders, on the one hand, and Borrower, on the other hand, in connection with the Loan Papers is solely that of debtor and creditor. The power of Administrative Agent and Lenders under the Loan Papers is limited to the Rights provided in the Loan Papers, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by Administrative Agent and Lenders in their respective good faith business judgment.

         9.6 Course of Dealing. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Determining Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then- existing or subsequent Default. No delay or omission by Administrative Agent, Determining Lenders, or Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         9.7 Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

         9.8 Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.11.

         9.9 Certain Proceedings. Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because Borrower agrees that Administrative Agent's and Lenders' remedies at Law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

         9.10 Limitation of Rights. Notwithstanding any other provision of this Agreement or any other Loan Paper, any action taken or proposed to be taken by Administrative Agent or any Lender under any Loan Paper which would affect the operational, voting, or other control of any Consolidated Company, shall be pursuant to Section 310(d) of the Communications Act of 1934 (as amended), any applicable state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

         9.11 Expenditures by Lenders. Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Papers and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Restricted Company arising under the Loan Papers (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs, and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid by Borrower.

         9.12 Indemnification. BORROWER, FOR ITSELF AND ON BEHALF OF THE OTHER RESTRICTED COMPANIES, INDEMNIFIES, PROTECTS, AND HOLDS ADMINISTRATIVE AGENT AND EACH LENDER AND THEIR RESPECTIVE AFFILIATES, PARENTS, AND SUBSIDIARIES, AND EACH OF THE FOREGOING PARTIES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL REASONABLE AND NECESSARY COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES INCLUDING ALLOCATED COST OF INTERNAL COUNSEL, AND AMOUNTS PAID IN SETTLEMENT WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER, AND AMOUNTS PAID IN SETTLEMENT (THE "INDEMNIFIED LIABILITIES") WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY CONSOLIDATED COMPANY OF ANY ENVIRONMENTAL LAW, AS WELL AS ANY AMENDMENT AND SUPPLEMENT THERETO AND ANY STATE COUNTERPART THEREOF; (B) ANY CONSOLIDATED COMPANY'S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, TRANSPORTATION, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES ARISING FROM ANY SUCH USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, OR (II) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP, OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER PLANS); (C) THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN OR THE USE OF PROCEEDS OF ANY BORROWING, TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN BY THE INDEMNIFIED PARTIES; OR (D) ANY PERMITTED ACQUISITION OR THE RELATED ACQUISITION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY; (PROVIDED THAT, NONE OF THE RESTRICTED COMPANIES SHALL HAVE ANY OBLIGATION HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO ANY INDEMNIFIED LIABILITY ARISING FROM (I) THE FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR ANY ASSOCIATED PERSON OF SUCH

INDEMNIFIED PARTY, OR (II) LEGAL PROCEEDINGS COMMENCED AGAINST ANY INDEMNIFIED PARTY BY ANY SECURITY HOLDER OR CREDITOR THEREOF ARISING OUT OF AND BASED UPON RIGHTS AFFORDED TO SUCH PERSON SOLELY IN SUCH CAPACITY). AS USED IN THIS PARAGRAPH, THE TERM "ASSOCIATED PERSON" MEANS, WITH RESPECT TO ANY PERSON, THE AFFILIATES, PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS OF SUCH PERSON, OR OF ANOTHER PERSON OF WHICH SUCH PERSON IS ALSO AN ASSOCIATED PERSON. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT. AN INDEMNIFIED PARTY WILL PROMPTLY NOTIFY THE RESTRICTED COMPANIES UPON RECEIPT OF WRITTEN NOTICE OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING MADE, COMMENCED, OR THREATENED THAT COULD GIVE RISE TO AN INDEMNIFIED LIABILITY AND AFFORD THE RESTRICTED COMPANIES FIRST RIGHT TO DEFEND OR RESOLVE THE SAME (WITH COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY); PROVIDED THAT, ANY FAILURE BY SUCH INDEMNIFIED PARTY TO GIVE SUCH NOTICE SHALL NOT RELIEVE THE RESTRICTED COMPANIES FROM THEIR OBLIGATIONS TO INDEMNIFY THE INDEMNIFIED PARTY TO THE EXTENT SUCH FAILURE DOES NOT PREJUDICE THE ABILITY OF THE RESTRICTED COMPANIES TO DEFEND OR RESOLVE ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING. THE RESTRICTED COMPANIES SHALL NOT SETTLE ANY SUCH CLAIM OR ACTION WITHOUT THE CONSENT OF SUCH INDEMNIFIED PARTY, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED. IF THE RESTRICTED COMPANIES ASSUME ANY DEFENSE, THEY SHALL KEEP THE APPLICABLE INDEMNIFIED PARTIES FULLY ADVISED OF THE STATUS OF, AND SHALL CONSULT WITH THOSE INDEMNIFIED PARTIES BEFORE TAKING ANY MATERIAL POSITION IN RESPECT OF, THAT PROCEEDING. IF (I) COUNSEL FOR ANY INDEMNIFIED PARTY DETERMINES IN GOOD FAITH THAT THERE IS A CONFLICT WHICH REQUIRES SEPARATE REPRESENTATION FOR THE RESTRICTED COMPANIES AND SUCH INDEMNIFIED PARTY OR FOR SUCH INDEMNIFIED PARTY AND ANY OTHER INDEMNIFIED PARTY OR (II) THE RESTRICTED COMPANIES FAIL TO ASSUME OR PROCEED IN A TIMELY AND REASONABLE MANNER WITH THE DEFENSE OF SUCH ACTION OR FAIL TO EMPLOY COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY IN ANY SUCH ACTION, THEN IN EITHER SUCH EVENT THE INDEMNIFIED PARTY SHALL BE ENTITLED TO SELECT COUNSEL OF ITS OWN CHOICE TO REPRESENT THE INDEMNIFIED PARTY, AND THE RESTRICTED COMPANIES SHALL NO LONGER BE ENTITLED TO ASSUME THE DEFENSE THEREOF ON BEHALF OF SUCH INDEMNIFIED PARTY, AND SUCH INDEMNIFIED PARTY SHALL CONTINUE TO BE ENTITLED TO INDEMNIFICATION (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL INCLUDING ALLOCATED COST OF INTERNAL COUNSEL) TO THE EXTENT PROVIDED IN THIS INDEMNIFICATION PROVISION. NOTHING HEREIN SHALL PRECLUDE ANY INDEMNIFIED PARTY, AT ITS OWN EXPENSE, FROM RETAINING ADDITIONAL COUNSEL TO REPRESENT SUCH PARTY IN ANY ACTION WITH RESPECT TO WHICH INDEMNITY MAY BE SOUGHT FROM THE RESTRICTED COMPANIES HEREUNDER. NO INDEMNIFIED PARTY SHALL SETTLE ANY SUCH CLAIM OR ACTION WITHOUT THE CONSENT OF THE RESTRICTED COMPANIES, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED.

SECTION 10       AGREEMENT AMONG LENDERS.

         10.1    Administrative Agent.

                 (a) Each Lender hereby appoints NationsBank of Texas, N.A. (and NationsBank of Texas, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Papers; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Papers; (iii) to take such action as may be requested by any Lender under the Loan Papers (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to Lenders under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders; (vi) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Papers;
         (vii) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (ix) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Papers or as directed by Lenders from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Papers or applicable Law.

                 (b) Administrative Agent may resign at any time as Administrative Agent under the Loan Papers by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Papers at any time with cause by Determining Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Determining Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Determining Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Determining Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000.
         Upon the acceptance of any appointment as Administrative Agent under the Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Papers and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Papers. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Papers, the provisions of this
         SECTION 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Papers.

                 (c) Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of by Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

                 (d) Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower

         (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Papers, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Loan Papers, then each Lender shall be entitled to share in such application ratably. Each Lender acknowledges that, and consents to, NationsBank of Texas, N.A.'s also serving as the "Administrative Agent" under both the Facility A Agreement and the Facility B Agreement and related loan papers.

         10.2 Expenses. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Papers if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

         10.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Papers).

         10.4 Delegation of Duties; Reliance. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes until, subject to
SECTION 11.14, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge thereof or Administrative Agent has been notified thereof by a Lender or Borrower, and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         10.5    Limitation of Liability.

                 (a) Neither Administrative Agent nor its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and neither Administrative Agent nor its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (provided that nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

                 (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent shall not be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Administrative Agent requests instructions from Lenders or Determining Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, or Loan Paper, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Determining Lenders.

                 (c) Administrative Agent shall not be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of any Restricted Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Restricted Company. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers, to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Restricted Company (provided that, Administrative Agent and its respective Representatives shall not have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

         10.6 Default; Collateral. Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Determining Lenders. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender. If Administrative Agent acquires any security for the Obligation or any guaranty of the Obligation upon or in lieu of foreclosure, the same shall be held for the ratable benefit of all Lenders in proportion to the Principal Debt respectively owed to each Lender.

         10.7 Limitation of Liability. To the extent permitted by Law, (a) Administrative Agent shall not incur any liability to any other Lender or Participant except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct, and (b) neither Administrative Agent nor any Lender or Participant shall incur any liability to any other Person for any act or omission of any other Lender or any other Participant.

         10.8 Relationship of Lenders. Nothing herein shall be construed as creating a partnership or joint venture among Administrative Agent and Lenders or among Lenders.

         10.9 Foreign Lenders. Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (a) represents to Administrative Agent and Borrower that (i) under applicable Laws and treaties no Taxes are presently required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to such Lender in respect of the Obligation and (ii) it has furnished to Administrative Agent and Borrower two duly completed copies of U.S. Internal Revenue Service Form 4224, or Form 1001, Form W-8 or Form W-9, as applicable (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding Tax on all interest payments hereunder), and (b) covenants to (i) provide, so long as it is entitled to use such form, Administrative Agent and Borrower a new Form 4224, Form 1001, Form W-8, or Form W-9, as applicable, upon the expiration or obsolescence of any previously delivered form in accordance with applicable Laws, duly executed and completed by such Lender, (ii) provide any other form or certificate required by any taxing entity (including any certificate required by Sections 871(h) and 881(c) of the Code, certifying that such Lender is entitled to an exemption from or a reduced rate of Tax on payments pursuant to this Agreement or any of the other Loan Papers, and (iii) otherwise comply from time to time with all applicable Laws with regard to such withholding Tax exemption.

         10.10 Benefits of Agreement. Except for the representations and covenants in SECTIONS 10.1(c) and 10.9 in favor of Borrower, none of the provisions of this SECTION 10 shall inure to the benefit of any Restricted Company or any other Person other than Lenders; consequently, neither any Restricted Company nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Lender to comply with such provisions.

SECTION 11       MISCELLANEOUS.

         11.1 Headings. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

         11.2 Nonbusiness Days. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding

Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if in the case of any such payment in respect of a Eurodollar Rate Borrowing the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next- preceding Business Day.

         11.3 Communications. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender is set forth on SCHEDULE 2.1, and for Borrower and each Restricted Company is the address set forth by Borrower's signature on the signature page of this Agreement. A copy of each communication to Administrative Agent shall also be sent to Haynes and Boone, L.L.P., 901 Main Street, Dallas, Texas
75202, Fax: 214/651-5940, Attn: Karen S. Nelson; a copy of each communication to any Consolidated Company shall also be sent to WorldCom, Inc., 10777 Sunset Office Drive, St. Louis, MO 63127, Attn: Bruce Borghardt.

         11.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

         11.5 Exceptions to Covenants. No Restricted Company shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

         11.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

         11.7 Governing Law. THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN PAPERS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN PAPERS.

         11.8 Invalid Provisions. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Restricted Company party to such Loan Paper agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         11.9 Entirety. THE RIGHTS AND OBLIGATIONS OF THE RESTRICTED COMPANIES, LENDERS, AND ADMINISTRATIVE AGENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY ANY RESTRICTED COMPANY, ANY LENDER AND ADMINISTRATIVE AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE RESTRICTED COMPANIES, LENDERS AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         11.10 Jurisdiction; Venue; Service of Process; Jury Trial. Each Party Hereto, in Each Case for Itself, its Successors and Assigns (And in the Case of Borrower, for Each of its Subsidiaries), Hereby (A) irrevocably Submits to the Nonexclusive Jurisdiction of the State and Federal Courts Located in New York, and Agrees and Consents That Service of Process May Be Made upon it in Any Legal Proceeding Arising out of or in Connection with the Loan Papers and the Obligation by Service of Process as Provided by New York Law, (B) irrevocably Waives, to the Fullest Extent Permitted by Law, Any Objection Which it May Now or Hereafter Have to the Laying of Venue of Any Litigation Arising out of or in Connection with the Loan Papers and the Obligation Brought in Any Such Court, (C) irrevocably Waives Any Claims That Any Litigation Brought in Any Such Court Has Been Brought in an Inconvenient Forum, (D) agrees to Designate and Maintain an Agent for Service of Process in New York, New York in Connection with Any Such Litigation and to Deliver to Administrative Agent Evidence Thereof, If Requested, (E) irrevocably Consents to the Service of Process out of Any of the Aforementioned Courts in Any Such Litigation by the Mailing of Copies Thereof by Certified Mail, Return Receipt Requested, Postage Prepaid, at its Address Set Forth Herein, (F) irrevocably Agrees That Any Legal Proceeding Against Any Party Hereto Arising out of or in Connection with the Loan Papers or the Obligation Shall Be Brought in One of the Aforementioned Courts, and (G) irrevocably Waives, to the Fullest Extent Permitted by Law, its Respective Rights to a Jury Trial of Any Claim or Cause of Action Based upon or Arising out of Any Loan Paper or the Transactions Contemplated Thereby. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each of its Subsidiaries) acknowledges that the selection of venue in this SECTION 11.10 is consistent with similar venue selections set forth in SECTIONS 11.10 of both the Facility A Agreement and the Facility B Agreement, and is intended to effect the orderly administration and resolution of matters addressed under the Facility A Agreement, the Facility B Agreement, and this Agreement. Borrower (for itself and on behalf of each of its Subsidiaries) and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into Facility A, Facility B, and this Agreement, and each will continue to rely on each of such waivers in related future dealings. Borrower (for itself and on behalf of each of its Subsidiaries) and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 11.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,

SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         11.11   Amendments, Consents, Conflicts, and Waivers.

                 (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified or waived by an instrument in writing executed jointly by Borrower and Determining Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in SECTION 10), by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver if Borrower and Determining Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), Administrative Agent, have approved same.

                 (b) Any amendment to or consent or waiver under this Agreement or any Loan Paper which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender, and, in the case of any matter affecting Administrative Agent, by Administrative
         Agent: (i) extends the due date or decreases the amount of any scheduled payment (other than mandatory prepayments) of the Obligation arising under Loan Papers beyond the date specified in the Loan Papers; (ii) reduces the interest rate or decreases the amount of interest, fees, or other sums payable to Administrative Agent or Lenders hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "APPLICABLE MARGIN" (other than changes having the effect of increasing such Applicable Margin)," "DETERMINING LENDERS," "COMMITMENT," "PRO RATA," or "PRO RATA PART," or (iv) increases any one or more Lender's Committed Sum; or (v) except as otherwise permitted by any Loan Paper, waives compliance with, amends, or releases (in whole or in part) any guaranty (if any) or releases (in whole or in part) any collateral, if any, for the Obligation; or (vi) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders hereunder. No amendment or waiver with respect to the definition of "TERMINATION DATE" or "TERM LOAN MATURITY DATE" may be made without the consent of all Lenders. Without the consent of such Lender, no Lender's "COMMITTED SUM" under may be increased.

                 (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

                 (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Determining Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         11.12 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

         11.13 Taxes. Any Taxes payable by Administrative Agent or any Lender or ruled (by a Governmental Authority) payable by Administrative Agent or any Lender in respect of this Agreement or any other Loan Paper shall be paid by Borrower, together with interest and penalties, if any (except for Taxes payable on the overall net income of any such Lender or Administrative Agent and except for interest and penalties incurred as a result of the gross negligence or wilful misconduct of Administrative Agent or any Lender). Administrative Agent or such Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of such Taxes, which certificate shall be conclusive and binding, and Borrower shall promptly pay such amount (including any additional Taxes applicable to the additional sums paid under this SECTION 11.13, such that Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such Taxes been payable by Administrative Agent or any Lender with respect to this Agreement or any Loan Paper) to Administrative Agent for its account or the account of such Lender, as the case may be. If Administrative Agent or such Lender subsequently receives a refund of such Taxes paid to it by Borrower, then such recipient shall promptly pay such refund to Borrower. The provisions of and undertakings and indemnifications set forth in this SECTION 11.13 shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         11.14   Successors and Assigns; Assignments and Participations.

                 (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Papers without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

                 (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Papers (including, without limitation, all or a portion of its Borrowings, its Notes [to the extent such Principal Debt owed to such Lender is evidenced by Notes]); provided, however, that:

                          (i) each such assignment shall be to an Eligible Assignee;

                          (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Papers, any such partial assignment shall be in an amount at least equal to $10,000,000;

                          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Agreement and the Notes (to the extent the Principal Debt owed to the assigning Lender is evidenced by any Notes);

                          (iv)    each such assignment shall exclude
                 Competitive Borrowings, unless the assigning Lender is selling all of its Rights and obligations under the Loan Papers; and

                          (v) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT E hereto, together with any Notes subject to such assignment (to the extent the Principal Debt owed to the assigning Lender is evidenced by any Notes) and a processing fee of $3,500 (unless otherwise specified by Administrative Agent).

         Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Papers and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Papers. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 10.9.

                 (c) The Administrative Agent shall maintain at its address referred to in SECTION 11.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Papers. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 11.14,
         SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Committed Sums of the assignor and assignee.

                 (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment (to the extent the Principal Debt owed to the assigning Lender is evidenced by any Notes) and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT E hereto, (i) accept such Assignment and Acceptance Agreement,
         (ii) record the information contained therein in the Register and
         (iii) give prompt notice thereof to the parties thereto.

                 (e) Subject to the provisions of this section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under this Agreement and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Papers, and
         (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 3 with respect to all participations in its part of the Obligation under outstanding from time to time so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 3 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement), or releases any guaranty or collateral, if any, for the Obligation (except such releases as are contemplated by this Agreement); provided that in those cases where a Participant is entitled to the benefits of
         SECTION 3 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or participated) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

                 (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent the Principal Debt owed to such Lender is evidenced by any Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                 (g) Any Lender may furnish any information concerning the Consolidated Companies in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants), subject, however, to the provisions of SECTION 11.16 hereof.

         11.15 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Restricted Company's obligations under the Loan Papers shall remain in full force and effect until termination of the Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, except that SECTIONS 3.16, 3.18,
SECTION 9, and SECTION 11, and any other provisions under the Loan Papers expressly intended to survive by the terms hereof or by the terms of the applicable Loan Papers, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower under any Loan Paper is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of each Restricted Company under the Loan Papers with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         11.16 Confidentiality. All information furnished by or on behalf of any Restricted Company in connection with or pursuant to this Agreement or any of the Loan Papers (including but not limited to in connection with or pursuant to the negotiation, preparation, or requirements hereof or thereof), which information has been identified as confidential by any Restricted Company, shall be held by Administrative Agent, each Lender, and each Participant (collectively, the "LENDER PARTIES") in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, and no Lender Party shall disclose any of such information to any other Person; provided that any Lender or Participant may make disclosure (a) to its attorneys or accountants, provided that such Lender or Participant shall direct such attorneys or accountants to maintain such information in confidence in accordance with the provisions of this SECTION 11.16, and shall be responsible if such attorneys fail to do so, (b) to any affiliate of any Lender Party or as reasonably required by any prospective bona fide assignee or Participant in connection with the contemplated transfer of any interest in the Obligation or participation, so long as any such contemplated assignee or Participant has agreed in writing (with a copy to Borrower) to be bound by the provisions of this SECTION 11.16, (c) as required or requested by any Governmental Authority or representative thereof or as required pursuant to any Law or legal process, provided that, unless prohibited by Law or court order, such Lender or Participant shall give prior notice to Borrower of such disclosure as far in advance thereof as is practicable (other than disclosure in connection with an examination of the financial condition of such Person by a Governmental Authority), (d) in connection with proceedings to enforce the obligation of any Restricted Company under the Loan Papers, or (e) of any such information that has become generally available to the public other than through a breach of this SECTION 11.16 (or of any agreement or obligation to be bound by this SECTION 11.16) by any Lender Party, any affiliate of any Lender Party, any prospective assignee or Participant, or their respective attorneys.

         EXECUTED on the respective dates shown on the signature pages hereto, but effective as of the Closing Date.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.

         Signature Page to that certain 365-Day Revolving Credit and Term Loan Agreement dated as of February 19, 1998, among WorldCom, Inc., as Borrower, NationsBank of Texas, N.A., as Administrative Agent, and certain Lenders now or hereafter party thereto, including the undersigned.



                                  WORLDCOM, INC.
                                  as Borrower



                                  By:      /s/ SCOTT D. SULLIVAN
                                           -----------------------------------
                                           Scott D. Sullivan
                                           Chief Financial Officer



                                  NATIONSBANK OF TEXAS, N.A.,
                                  as Administrative Agent and a Lender



                                  By: /s/ KEITH M. WILSON
                                     -----------------------------------------
                                  (Name) Keith M. Wilson
                                        --------------------------------------
                                  (Title) Vice President
                                         -------------------------------------




                                                       364-DAY REVOLVING CREDIT
                                SIGNATURE PAGE         AND TERM LOAN AGREEMENT

         Signature Page to that certain 365-Day Revolving Credit and Term Loan Agreement dated as of February 19, 1998, among WorldCom, Inc., as Borrower, NationsBank of Texas, N.A., as Administrative Agent, and certain Lenders now or hereafter party thereto, including the undersigned.



                                  NATIONSBANK OF TEXAS, N.A.,
                                  as a Lender



                                  By:  /s/ KEITH M. WILSON
                                       ---------------------------------------
                                  (Name) Keith M. Wilson
                                        --------------------------------------
                                  (Title) Vice President
                                         -------------------------------------





                                                       364-DAY REVOLVING CREDIT
                                SIGNATURE PAGE         AND TERM LOAN AGREEMENT

                                  SCHEDULE 2.1

                            LENDERS AND COMMITMENTS



====================================================================================================================
      NAME AND ADDRESS OF LENDERS                                COMMITTED SUMS                     COMMITMENT
                                                                                                    PERCENTAGE
====================================================================================================================
   NationsBank of Texas, N.A.                                     $150,000,000.00                12.000000000000000%
   Communications Finance Division
   Attn: Mr. Keith Wilson
   901 Main Street, 64th Floor
   Dallas, Texas 75202
--------------------------------------------------------------------------------------------------------------------
   NationsBank, N.A.                                            $1,100,000,000.00                88.000000000000000%
   Communications Finance Division
   Attn: Mr. Keith Wilson
   901 Main Street, 64th Floor
   Dallas, Texas 75202
--------------------------------------------------------------------------------------------------------------------
                     Totals                                     $1,250,000,000.00                            100.00%
====================================================================================================================




                                                                    SCHEDULE 2.1

                                  SCHEDULE 5.1

                        CONDITIONS PRECEDENT TO CLOSING


        The Agreement shall not become effective unless Administrative Agent has received all of the following (unless otherwise indicated, all documents shall be dated as of the Closing Date, and all terms used with their initial letters capitalized are used herein with their meanings as defined in the Agreement):

1. The Agreement. The Agreement (together with all Schedules and Exhibits thereto) executed by Borrower, each Lender, and Administrative Agent.

2. Notes. With respect to any Lender requesting Notes pursuant to SECTION 3.1(b), a Revolving/Term Note and a Competitive Bid Note in the forms of EXHIBIT A-I and EXHIBIT A-2, respectively, one payable to each such requesting Lender.

3. Articles of Incorporation. A copy of the Second Amended and Restated Articles of Incorporation of Borrower, accompanied by a certificate that such copy is correct and complete, executed by the President or Vice President and the Secretary or Assistant Secretary of Borrower.

4. Bylaws. A copy of the Bylaws of Borrower and all amendments thereto, accompanied by a certificate that such copy is correct and complete, and executed by the President or Vice President and the Secretary or Assistant Secretary of Borrower.

5. Good Standing and Authority. Certificates (or photocopies thereof) from the Georgia Secretary of State, dated a Current Date (as used herein, the term "CURRENT DATE" means any date not more than 60 days prior to the Closing
    Date), to the effect that Borrower is in good standing with respect to the payment of franchise and similar Taxes (to the extent such information is available) and is duly qualified to transact business in such jurisdiction.

6. Incumbency. Certificates of incumbency with respect to all officers and "authorized representatives" of Borrower who will be authorized to execute or attest any of the Loan Papers on behalf of Borrower, executed by the President, a Vice President, the Secretary or an Assistant Secretary of Borrower.

7. Resolutions. Copies of resolutions duly adopted by the Board of Directors of Borrower approving this Agreement and the other Loan Papers and authorizing the transactions contemplated in such Loan Papers, accompanied by a certificate of the Secretary or an Assistant Secretary of Borrower certifying that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all Persons participating in a meeting can hear each other if permitted by applicable Law and, if required by such Law, by its Bylaws), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by its Bylaws), the Board of Directors of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect (except as any such resolution may be modified by any such other resolution), and are in full force and effect as of the Closing Date.


                                      1                             SCHEDULE 5.1

8. Opinions of Counsel to the Companies. The opinion of counsel to the Companies, addressed to Administrative Agent and Lenders, substantially in the form of EXHIBIT F-1, and the opinion of FCC counsel to the Restricted Companies, substantially in the form of EXHIBIT F-2.

9. Payment of Closing Fees and Expenses. Payment of all fees payable on or prior to the Closing Date to Administrative Agent as provided for in
    SECTION 4 of the Agreement, together with reimbursements to Administrative Agent for all reasonable fees and expenses incurred in connection with the negotiation, preparation, and closing of the transactions evidenced by the Loan Papers (including, without limitation, attorneys' fees and expenses).

10. Notice of Borrowing. A Notice of Borrowing is delivered to Administrative Agent, together with calculations demonstrating compliance with SECTION 7.28(a) on the Closing Date after giving effect to any Borrowings made on such date.

11. Current Financials. True and correct copies of the Current Financials have been delivered to Administrative Agent.

12. Other Documents. Such other agreements, documents, instruments, opinions, certificates, and evidences as Administrative Agent may reasonably request. Administrative Agent shall, upon request of Borrower, confirm to Borrower that it has received all such items so requested.


                                        2                          SCHEDULE 5.1

                                  EXHIBIT A-1

                          FORM OF REVOLVING/TERM NOTE


$_____________                                            ____________ __, ____


                 FOR VALUE RECEIVED, the undersigned, WORLDCOM, INC., a Georgia corporation ("BORROWER"), hereby promises to pay to the order of ____________________ (the "LENDER"), at the offices of NATIONSBANK OF TEXAS, N.A., as Administrative Agent for the Lender and others as hereinafter described, on the Termination Date (or if Borrower has elected to convert to a Term Loan pursuant to SECTION 2.3 of the Credit Agreement, the Term Loan Maturity Date), the lesser of (i) __________________________ ($___________) and
(ii) the aggregate Principal Debt (other than under the Competitive Bid Subfacility) disbursed by the Lender to Borrower and outstanding and unpaid on the Termination Date (together with accrued and unpaid interest thereon).

                 This note has been executed and delivered under, and is subject to the terms of, the 364-Day Revolving Credit and Term Loan Agreement, dated as of February ____, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, the Lender and other lenders named therein, and the Administrative Agent, and is one of the "Revolving/Term Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

                 THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND THE LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

                                  WORLDCOM, INC.


                                  By
                                  (Name)
                                        --------------------------------------
                                  (Title)
                                         -------------------------------------

                                  EXHIBIT A-2

                          FORM OF COMPETITIVE BID NOTE

                             ____________ __, ____

                 FOR VALUE RECEIVED, the undersigned, WORLDCOM, INC., a Georgia corporation ("BORROWER"), hereby promises to pay to the order of ____________________ (the "LENDER"), at the offices of NATIONSBANK OF TEXAS, N.A., as Administrative Agent for the Lender and others as hereinafter described:

                 (1) on the last day of the Interest Period for any Competitive Borrowing disbursed by the Lender to Borrower under the Credit Agreement, which Interest Period ends prior to the Termination Date, the aggregate principal amount of such Competitive Borrowing outstanding and unpaid on such last day of such Interest Period (together with accrued and unpaid interest thereon), and

                 (2) on the Termination Date, the aggregate principal amount of all Competitive Borrowings disbursed by the Lender to Borrower under the Credit Agreement and outstanding and unpaid on the Termination Date (together with accrued and unpaid interest thereon).

                 This note has been executed and delivered under, and is subject to the terms of, the 364-Day Revolving Credit and Term Loan Agreement, dated as of February ____, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, the Lender and other lenders named therein, and the Administrative Agent, and is one of the "Competitive Bid Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

                 THE LAWS (OTHER THAN CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND THE LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

                                  WORLDCOM, INC.

                                  By
                                    ------------------------------------------
                                  (Name)
                                        --------------------------------------
                                  (Title)
                                         -------------------------------------





                                                                     EXHIBIT A-2

                                  EXHIBIT B-1

                          FORM OF NOTICE OF BORROWING
                       (OTHER THAN COMPETITIVE BORROWING)

                            ______________ __, ____


NationsBank of Texas, N.A.
         as Administrative Agent for the Lenders
         under the Credit Agreement referred to below
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:    Mickey McLean
         Fax:  (214) 508-2515

         Reference is made to the 364-Day Revolving Credit and Term Loan Agreement, dated as of February ____, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among the undersigned, the Lenders named therein, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to the Credit Agreement that it requests a Borrowing (other than a Competitive Borrowing) under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

--------------------------------------------------------------------------------------------------
     (A)      Borrowing Date of Borrowing*
--------------------------------------------------------------------------------------------------
     (B)      Amount of Borrowing**
--------------------------------------------------------------------------------------------------
     (C)      Type of Borrowing***
--------------------------------------------------------------------------------------------------
     (D)      For a Eurodollar Rate Borrowing, the Interest Period and the
              last day thereof****
--------------------------------------------------------------------------------------------------


         On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to ___ _________________________________.

         Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified herein after giving effect to such Borrowing:

                 (a) this Borrowing will not cause the Principal Debt to exceed the Commitment;

                 (b) all of the representations and warranties of any Borrower set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date, or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers and, if applicable, supplemental Schedules have been delivered with respect thereto and, when necessary, approved by Determining Lenders);





                                                                     EXHIBIT B-1

                 (c) no change in the financial condition of any Consolidated Company which is a Material Adverse Event has occurred;

                 (d) no Default or Potential Default has occurred and is continuing; and

                 (e)      the funding of such Borrowing is permitted by Law.

                                  Very truly yours,

                                  WORLDCOM, INC.

                                  By
                                    ------------------------------------------
                                  (Name)
                                        --------------------------------------
                                  (Title)
                                         -------------------------------------


Rate:
     ------------
Confirmed by:
             ------------------------------


    * Must be a Business Day occurring prior to the Termination Date and be at least (a) three Business Days following receipt by Administrative Agent of this Notice of Borrowing for any Eurodollar Rate Borrowing, and (b) one Business Day following receipt by Administrative Agent of this Notice of Borrowing for any Base Rate Borrowing.
   ** Not less than $5,000,000 or a greater integral multiple of $1,000,000 (if a Base Rate Borrowing); not less than $20,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Rate Borrowing).
  ***    Eurodollar Rate Borrowing or Base Rate Borrowing.
 ****    Eurodollar Rate Borrowing -- 1, 2, 3, or 6 months.





                                                                     EXHIBIT B-1

                                  EXHIBIT B-2

                          FORM OF NOTICE OF CONVERSION

                            ______________ __, ____

NationsBank of Texas, N.A.
         as Administrative Agent for the Lenders
         under the Credit Agreement referred to below
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:    Mickey McLean
         Fax:  (214) 508-2515

         Reference is made to the 364-Day Revolving Credit and Term Loan Agreement, dated as of February ____, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among the undersigned, the Lenders named therein, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to SECTION 3.10 of the Credit Agreement that it elects to convert a Borrowing (other than a Competitive Borrowing) under the Credit Agreement from one Type to another Type or elects a new Interest Period for a Eurodollar Rate Borrowing, and in that connection sets forth below the terms on which such election is requested to be made:

-------------------------------------------------------------------------------------------------------------
     (A)      Date of conversion or last day of applicable Interest Period*
-------------------------------------------------------------------------------------------------------------
     (B)      Type and principal amount of existing Borrowing being converted or continued**
-------------------------------------------------------------------------------------------------------------
     (C)      New Type of Borrowing selected (or Type of Borrowing continued)***
-------------------------------------------------------------------------------------------------------------
     (D)      For conversion to, or continuation of, a Eurodollar Rate Borrowing, Interest
              Period selected and the last day thereof****
-------------------------------------------------------------------------------------------------------------


         On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to ___ _________________________________.

                                  Very truly yours,

                                  WORLDCOM, INC.

                                  By
                                    ------------------------------------------
                                  (Name)
                                        --------------------------------------
                                  (Title)
                                         -------------------------------------

Rate:_____________________





                                                                     EXHIBIT B-2

Confirmed by:______________________________



   * Must be a Business Day at least (a) three Business Days following receipt by Administrative Agent of this Notice of Conversion from a Base Rate Borrowing to a Eurodollar Rate Borrowing or a continuation of a Eurodollar Rate Borrowing for an additional Interest Period, and
         (b) one Business Day following receipt by Administrative Agent of this Notice of Conversion for a conversion from a Eurodollar Rate Borrowing to a Base Rate Borrowing.
  ** Not less than $5,000,000 or a greater integral multiple of $1,000,000 (if a Base Rate Borrowing); not less than $20,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Rate Borrowing).
 ***     Eurodollar Rate Borrowing or Base Rate Borrowing.
****     Eurodollar Rate Borrowing -- 1, 2, 3, or 6 months.





                                        2
                                                                     EXHIBIT B-2

                                  EXHIBIT B-3

                        FORM OF COMPETITIVE BID REQUEST
            (1998 364-DAY REVOLVING CREDIT AND TERM LOAN AGREEMENT)
                            ______________ __, ____


NationsBank of Texas, N.A.
         as Administrative Agent for the Lenders
         under the Credit Agreement referred to below
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:    Mickey McLean
         Fax:  (214) 508-2515

         Reference is made to the 364-Day Revolving Credit and Term Loan Agreement, dated as of February ______, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among the undersigned, the Lenders named therein, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to SECTION 2.2(B) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

--------------------------------------------------------------------------------------------------------------
     (A)      Borrowing Date of Competitive Borrowing*
--------------------------------------------------------------------------------------------------------------
     (B)      Principal amount of Competitive Borrowing**
--------------------------------------------------------------------------------------------------------------
     (C)      Type of Borrowing***
--------------------------------------------------------------------------------------------------------------
     (D)      Interest Period and the last day thereof****
--------------------------------------------------------------------------------------------------------------


         Accompanying this notice is payment of the competitive bid fee payable to Administrative Agent for its own account pursuant to SECTION 4.3 of the Credit Agreement.

         Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date specified herein after giving effect to such Borrowing:

                 (a) this Borrowing will not cause the Principal Debt to exceed the Commitment;

                 (b) all of the representations and warranties of any Borrower set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date, or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers and, if applicable, supplemental Schedules have been delivered with respect thereto and, when necessary, approved by Determining Lenders);





                                                                     EXHIBIT B-3

                 (c) no change in the financial condition of any Consolidated Company which is a Material Adverse Event has occurred;

                 (d) no Default or Potential Default has occurred and is continuing; and

                 (e)      the funding of such Borrowing is permitted by Law.

                                  Very truly yours,

                                  WORLDCOM, INC.

                                  By
                                    ------------------------------------------
                                  (Name)
                                        --------------------------------------
                                  (Title)
                                         -------------------------------------



   * Must be a Business Day occurring prior to the Termination Date and be at least (a) five Business Days following receipt by Administrative Agent of this Competitive Bid Request for any Competitive Borrowing that will be comprised of Eurodollar Rate Borrowings, and (b) one Business Day following receipt by Administrative Agent of this Competitive Bid Request for any Competitive Borrowing that will be comprised of Fixed Rate Borrowings.
  ** Not less than $20,000,000 (and in integral multiples of $1,000,000 thereafter), and not greater than the lesser of (a) the unused and available portion of the Credit Agreement, and (b) an amount which, when added to the aggregate outstanding principal amount of Competitive Borrowings made by all Lenders under the Credit Agreement, does not exceed the Competitive Bid Availability then in effect for the Credit Agreement.
 ***     Eurodollar Rate Borrowing or Fixed Rate Borrowing.
**** Eurodollar Rate Borrowing -- 1, 2, 3 or 6 months. Fixed Rate Borrowing -- up to 6 months. In no event may the Interest Period end after the Termination Date.





                                        2
                                                                     EXHIBIT B-3

                                  EXHIBIT B-4

              FORM OF NOTICE TO LENDERS OF COMPETITIVE BID REQUEST
            (1998 364-DAY REVOLVING CREDIT AND TERM LOAN AGREEMENT)

                            ______________ __, ____


[Name of Lender]
[Address of Lender]
Attention:  ______________________


         Reference is made to the 364-Day Revolving Credit and Term Loan Agreement, dated as of February ____, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among WorldCom, Inc., as Borrower ("BORROWER"), the Lenders named therein, and the undersigned, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Borrower delivered a Competitive Bid Request dated _________ __, ____, pursuant to SECTION 2.2(B) of the Credit Agreement, and in that connection you are
invited to submit a Competitive Bid by   [Date]   /  [Time]  .*  Your
Competitive Bid must comply with SECTION 2.2(C) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

--------------------------------------------------------------------------------------------------------------
     (A)      Borrowing Date of Competitive Borrowing (a Business Day)
--------------------------------------------------------------------------------------------------------------
     (B)      Principal amount of Competitive Borrowing
--------------------------------------------------------------------------------------------------------------
     (C)      Type of Borrowing
--------------------------------------------------------------------------------------------------------------
     (D)      Interest Period and the last day thereof
--------------------------------------------------------------------------------------------------------------



                                  Very truly yours,

                                  NATIONSBANK OF TEXAS, N.A., as
                                  Administrative Agent

                                  By
                                    ------------------------------------------
                                  (Name)
                                        --------------------------------------
                                  (Title)
                                         -------------------------------------

      * The Competitive Bid must be received by the Administrative Agent (a) in the case of Eurodollar Rate Borrowings, not later than 11:00 a.m., Dallas, Texas time, four Business Days before the Borrowing Date of the proposed Competitive Borrowing, and (b) in the case of Fixed Rate Borrowings, not later than 10:00 a.m., Dallas, Texas time, on the Borrowing Date of the proposed Competitive Borrowing.





                                                                     EXHIBIT B-4

                                  EXHIBIT B-5

                            FORM OF COMPETITIVE BID
            (1998 364-DAY REVOLVING CREDIT AND TERM LOAN AGREEMENT)

                                                 ______________ __, ____
NationsBank of Texas, N.A.,
         as Administrative Agent
         under the Credit Agreement referred to below
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:    Mickey McLean
         Fax:  (214) 508-2515

         The undersigned,     [Name of Lender]    , refers to the 364-Day
Revolving Credit and Term Loan Agreement, dated as of February ______, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among WorldCom, Inc., as Borrower ("BORROWER"), the Lenders named therein, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to
SECTION 2.2(C) of the Credit Agreement, in response to the Competitive Bid Request made by Borrower on _____________, ____, and in that connection sets forth below the terms on which such Competitive Bid is made:

--------------------------------------------------------------------------------------------------------------
     (A)      Principal amount*
--------------------------------------------------------------------------------------------------------------
     (B)      Competitive Bid Rate**
--------------------------------------------------------------------------------------------------------------
     (D)      Interest Period and the last day thereof***
--------------------------------------------------------------------------------------------------------------

         The undersigned hereby confirms that it is prepared to extend credit to Borrower upon acceptance by Borrower of this bid in accordance with SECTION 2.2(E) of the Credit Agreement.

                                  Very truly yours,

                                  [NAME OF LENDER]

                                  By
                                    ------------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

    * Not less than $5,000,000 (and in integral multiples of $1,000,000 thereafter) and which may equal the entire principal amount of the Competitive Borrowing requested by Borrower and which may exceed such Lender's Committed Sum (subject to the limitations set forth in SECTION 2.2(A) of the Credit Agreement). Multiple bids will be accepted by the Administrative Agent.
   **    Eurodollar Rate + ____________ % or - ____________%, in the case of
         Eurodollar Rate Borrowings; or ________%, in the case of Fixed Rate Borrowings (in each case, expressed in the form of a decimal to no more than four decimal places).

  *** The Interest Period must be the Interest Period specified in the Competitive Bid Request.



                                                                     EXHIBIT B-5

                                  EXHIBIT B-6

                        FORM OF TERM CONVERSION REQUEST



                            ______________ __, ____*


NationsBank of Texas, N.A.
         as Administrative Agent for the Lenders
         under the Credit Agreement referred to below
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:    Mickey McLean
         Fax:  (214) 508-2515

         Reference is made to the 364-Day Revolving Credit and Term Loan Agreement, dated as of February _____, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among the undersigned, the Lenders named therein, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to SECTION 2.3 of the Credit Agreement that it requests the Principal Debt be converted to a Term Loan. In connection with this request, Borrower hereby sets forth below the terms on which such conversion is requested to be made:

--------------------------------------------------------------------------------------------------------------
     (A)      Type of Borrowing(s)**
--------------------------------------------------------------------------------------------------------------
     (B)      For Eurodollar Rate Borrowings, the Interest Period(s) and the last day(s) thereof***
--------------------------------------------------------------------------------------------------------------
     (C)      Term Conversion Date
--------------------------------------------------------------------------------------------------------------

         On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to _______________________.

         Borrower hereby certifies that the following statements are true on the date hereof and will be true and correct on the Term Conversion Date specified herein after giving effect to the Term Loan Conversion:

                 (a) no Default or Potential Default has occurred and is continuing; and

                 (b) all of the representations and warranties of any Borrower set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date, or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan





                                                                     EXHIBIT B-6

         Papers and, if applicable, supplemental Schedules have been delivered with respect thereto and, when necessary, approved by Determining Lenders).


                                  Very truly yours,

                                  WORLDCOM, INC.

                                  By
                                    ------------------------------------------
                                  (Name)
                                        --------------------------------------
                                  (Title)
                                         -------------------------------------


Rate:________

Confirmed by:_________________________


    * This Term Conversion Request must be delivered by Borrower to Administrative Agent no sooner than 30 days (and not later than 10 days) preceding the Termination Date.
   **    Eurodollar Rate Borrowing(s) or Base Rate Borrowing(s).
  ***    Eurodollar Rate Borrowing -- 1, 2, 3, or 6 months.





                                        2
                                                                     EXHIBIT B-6

                                   EXHIBIT C

                      FORM OF ADMINISTRATIVE QUESTIONNAIRE

BORROWER:        WorldCom, Inc.

         1)      Name of Entity as it should appear on Signature Page:
                 ______________________________________.  Please indicate
                 number of signature lines required for Entity
                 ________________________________.

         2) Name and address of Person to Receive Drafts of Loan Papers at Lender:________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________

         3) If different from above, name and address of person to whom signature pages should be forwarded for execution:

                 _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________

         4) If different from above, name and address of person to whom signature pages should be forwarded for execution:

                 _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________


                                  CREDIT CONTACT               OPERATIONS CONTACT             LEGAL COUNSEL
                                  --------------               ------------------             -------------
 NAME:
                                  --------------               ------------------             -------------
 TITLE:
                                  --------------               ------------------             -------------
 ADDRESS:
                                  --------------               ------------------             -------------
                                  --------------               ------------------             -------------
                                  --------------               ------------------             -------------
                                  --------------               ------------------             -------------
 TELEPHONE:
                                  --------------               ------------------             -------------
 FACSIMILE #:
                                  --------------               ------------------             -------------
 ANSWERBACK:
                                  --------------               ------------------             -------------

                                                                       EXHIBIT C

PAYMENT INSTRUCTIONS

FED WIRE INSTRUCTIONS

PAY TO:
                                  ---------------------------------------------------------------------------------------
                                  (Name of Lender)

                                  ---------------------------------------------------------------------------------------
                                  (Address)

                                  ----------------------------------         --------------------------------------------
                                  (City)                                     (State)                (Zip)

                                  ---------------------------------------------------------------------------------------
                                  (ABA #)                                    (Account #)

                                  ---------------------------------------------------------------------------------------
                                  (Attention)


         NATIONSBANK PAYMENT INSTRUCTIONS

         PAY TO: NationsBank TX
                          Dallas, Texas
                          ABA #: 111000025

         ATTENTION:       Commercial Loan Operations

         REFERENCE:       WorldCom Inc.

         ACCOUNT #:       120-2000-883





                                        2                              EXHIBIT C

                                  EXHIBIT D-1

                         FORM OF COMPLIANCE CERTIFICATE

          FOR _______________ ENDED ________________________________, __________

             DATE:  ___________________________________, __________

ADMINISTRATIVE AGENT:     NationsBank of Texas, N.A.

BORROWER:                         WorldCom, Inc.
________________________________________________________________________________

         This certificate is delivered under the 364-Day Revolving Credit and Term Loan Agreement, dated as of February ___, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT") among Borrower, the Lenders named therein, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

         I certify to Lenders that:

         (a) I am a Responsible Officer of the Consolidated Companies in the position(s) set forth under my signature below;

         (b) the Financial Statements of the Consolidated Companies (and each Unrestricted Subsidiary, as applicable) attached to this certificate were prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial condition and results of operations of those companies as of, and for the (three, six, or nine months, or fiscal year) ended on, ____________________________________________, ___________ (the "SUBJECT
PERIOD") [(subject only to normal year-end audit adjustments)];

         (c) a review of the activities of the Consolidated Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Consolidated Companies have kept, observed, performed, and fulfilled all of their respective obligations under the Loan Papers, and during the Subject Period, to my knowledge (i) the Consolidated Companies kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers (except for the deviations, if any, set forth on a schedule annexed to this certificate) in all material respects, and (ii) no Default (nor any Potential Default) has occurred which has not been cured or waived (except the Defaults or Potential Defaults, if any, described on the schedule annexed to this certificate);

         (d) to my knowledge, the status of compliance by the Restricted Companies with SECTIONS 7.28(A) and (B) of the Credit Agreement at the end of the Subject Period is as set forth on ANNEX I to this certificate;

         (e) as of the date hereof, to my knowledge, the aggregate Debt (including, without limitation, the amounts outstanding as of the date hereof under Capital Leases and Debt assumed or created in connection with any Permitted Acquisition) of the Restricted Companies restricted by SECTIONS 7.12(D) and 7.12(E) of the Credit Agreement is $_________ ___, which amount is equal to or less than $_____________________





                                                                     EXHIBIT D-1

[7.5% of the amount of Total Debt for which the Restricted Companies may be obligated without violating the Leverage Ratio requirements of SECTION 7.28(A) of the Credit Agreement];

         (f) as of the date hereof, to my knowledge, the aggregate Debt (including, without limitation, the amounts outstanding as of the date hereof under Capital Leases and Debt assumed or created in or created in connection with any Permitted Acquisition) of the Restricted Subsidiaries restricted by
SECTIONS 7.12(D) and 7.12(E) of the Credit Agreement is $               , which
amount is equal to or less than $100,000,000; and

         (g) with respect to any Permitted Acquisition consummated during the Subject Period that met the requirements of ITEM (A) of the definition of "Permitted Acquisition" (and for which no prior written certification to the following matters has been delivered by Borrower to Administrative Agent), (i) all representations and warranties under the Loan Papers were true and correct immediately prior to and after giving effect to each such Acquisition, (ii) no Default or Potential Default existed at the time of any such Acquisition or after giving effect to any such Acquisition, (iii) prior to the consummation of any such Acquisition, Borrower delivered to Administrative Agent and all supplements to, or revisions of, SCHEDULES 6.13, 7.12, 7.13 and 7.20 to the Credit Agreement which were required to make the disclosures in such Schedules accurate after giving effect to such Acquisition and obtained (prior to the date of consummation of such Acquisition), the consent of Determining Lenders with respect to such revised or Supplemental Schedules ([ ] check here if no such revised or supplemental schedules were required as a result of such Acquisitions); and (iv) attached hereto are revised or supplemental SCHEDULES
6.2 and 6.3 which are required to make the disclosures accurate after giving effect to such Acquisition.




                                  By
                                     -----------------------------------------
                                  (Name)
                                         -------------------------------------
                                  (Title)
                                          ------------------------------------





                                        2                            EXHIBIT D-1

                       ANNEX I TO COMPLIANCE CERTIFICATE

                       Status of Compliance with SECTIONS
                    7.28(A) and (B) of the Credit Agreement(1)

                  (All on consolidated basis for the Restricted Companies at the end of Subject Period)


1.               SECTION 7.28(A) - LEVERAGE RATIO


         a.               Total Debt*                                                                   $
                                                                                                         ----------------

         b.               Amount of immediately-available cash or Cash
                          Equivalents owned by the Restricted Companies*                                $
                                                                                                         ----------------

         c.               Market value of any immediately-available Marketable
                          Securities owned by the Restricted Companies*                                 $
                                                                                                         ----------------

         d.               Total Debt (adjusted)* [Line (a) less Line (b) and (c)]                       $
                                                                                                         ----------------

         e.               Pre-tax income**                                                              $
                                                                                                         ----------------

         f.               Interest Expense**                                                            $
                                                                                                         ----------------

         g.               Depreciation expense**                                                        $
                                                                                                         ----------------

         h.               Amortization expense**                                                        $
                                                                                                         ----------------

         i.               Other non-cash charges**                                                      $
                                                                                                         ----------------

         j.               Non-recurring cash and non-cash merger and
                          restructuring charges related solely to Acquisitions
                          occurring during the Subject Period* (not to exceed
                          $100,000,000 in the aggregate from the Closing Date
                          to the end of the Subject Period)**                                           $
                                                                                                         ----------------

         k.               Extraordinary Losses**                                                        $
                                                                                                         ----------------

         l.               Losses accounted for on the "equity" method of
                          accounting (other than dividends actually received
                          by any Restricted Company from such Person)**                                 $
                                                                                                         ----------------

         m.               Extraordinary gains**                                                         $
                                                                                                         ----------------

         n.               Gains accounted for on the "equity" method of
                          accounting (other than dividends actually received
                          by any Restricted Company from such Person)**                                 $
                                                                                                         ----------------

         o.               Operating Cash Flow**
                          Sum of Lines e through l minus
                          Lines m and n                                                                 $
                                                                                                         ----------------

         p.               Operating Cash Flow from Unrestricted Subsidiaries**                          $
                                                                                                         ----------------

         q.               7.5% of Line (o)                                                              $
                                                                                                         ----------------

         r.               If positive, the amount by which Line (p) exceeds Line (q)                    $
                                                                                                         ----------------

         s.               Operating Cash Flow (adjusted) (Line (o) minus (r))                           $
                                                                                                         ----------------

         t.               Annualized Operating Cash Flow --
                          Line s multiplied by 4

         u.               Actual Leverage Ratio -- The ratio of (Line d to Line t)                              :
                                                                                                         ----------------

__________________________________

        (1)All as more particularly determined in accordance with the terms of the Credit Agreement, which control in the event of conflicts with this form.

                                        3
EXHIBIT D-1

         v.               Maximum ratio for Subject Period                                                   4.50 : 1.00
                                                                                                           --------------


2.                        SECTION 7.28(B) - CONSOLIDATED NET WORTH
                          ----------------------------------------

         a.               Consolidated Net Worth***                                                     $
                                                                                                         ----------------

         b.               To the extent deducted in the calculation of
                          Consolidated Net Worth, non-recurring cash and
                          non-cash charges made by the Restricted Companies
                          in connection with any mergers or corporate
                          restructurings relating solely to Acquisitions
                          occurring on or after the Closing Date
                          (maximum of $100,000,000 for all periods
                          following the Closing Date)                                                   $
                                                                                                         ----------------

         c.               Consolidated Net Worth (adjusted) - Line a plus Line b                        $
                                                                                                         ----------------

         d.               Consolidated Net Worth at 12/31/96                                            $
                                                                                                         ----------------

         e.               75% of Line (d)                                                               $
                                                                                                         ----------------

         f.               Consolidated Net Income of the Restricted                                     $
                                                                                                         ----------------
                          Companies for each fiscal quarter of the Restricted
                          Companies ending after 12/31/96

         g.               50% of Line (f)                                                               $
                                                                                                         ----------------

         h.               Net Cash Proceeds from Equity Issuance occurring on or                        $
                                                                                                         ----------------
                          after the Closing Date

         i.               75% of Item h                                                                 $
                                                                                                         ----------------

         j.               Minimum Consolidated Net Worth (sum of Items (e), (g),                        $
                                                                                                         ----------------
                          and (i)

         k.               Consolidated Net Worth equals or exceeds Minimum                              Yes      /No
                          Consolidated Net Worth (Item (c) equals or exceeds                               ------   -----
                          Item (j)



           *     As of the last day of the Subject Period.
          **     For the three month period ending on the last day of the
                 Subject Period.
         ***     At the end of the fiscal quarter.





                                        4
                                                                 EXHIBIT D-1

                       ANNEX II TO COMPLIANCE CERTIFICATE

     [ATTACH REVISED OR SUPPLEMENTAL SCHEDULES 6.2 AND 6.3 (AS APPLICABLE)
                   IN CONNECTION WITH PERMITTED ACQUISITIONS
                DESCRIBED IN ITEM (g) OF COMPLIANCE CERTIFICATE]





                                        5
                                                                 EXHIBIT D-1

                                  EXHIBIT D-2

              FORM OF PERMITTED ACQUISITION COMPLIANCE CERTIFICATE


ADMINISTRATIVE AGENT:     NationsBank of Texas, N.A.        DATE:_______________


BORROWER:                         WorldCom, Inc.
________________________________________________________________________________

         This certificate is delivered under SECTION 5.2(b) of the 364-Day Revolving Credit and Term Loan Agreement dated as of February _____, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT") among Borrower, the Lenders named therein, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         _________________ [name of Company] intends to acquire _____________
(the "SUBJECT ACQUISITION"), on ________ __, ____ (the "ACQUISITION DATE"). In connection with such Subject Acquisition, Borrower hereby confirms the following:

         (a) all of the representations and warranties under the Loan Papers are true and correct immediately prior to and after giving effect to the Subject Acquisition;

         (b) the Subject Acquisition meets all of the requirements to qualify as a Permitted Acquisition under SECTION 5.2(b) of the Credit Agreement, including, without limitation, that (i) as of the Acquisition Date, the Subject Acquisition has been approved and recommended by the board of directors or other similar governing body of the Person to be acquired or from which such business is to be acquired, (ii) not later than the Acquisition Date, Borrower has delivered to Administrative Agent a written description of the targeted entity to be acquired and its operations and a copy of the related purchase agreement, (iii) as of the Acquisition Date, after giving effect to the Subject Acquisition, the acquiring party is or will be Solvent and the Restricted Companies, on a consolidated basis, are or will be Solvent, (iv) as of the Acquisition Date, no Default or Potential Default exists or will occur as a result of, and after giving effect to, the Subject Acquisition, (v) as of the Acquisition Date, if the Subject Acquisition is structured as a merger, Borrower or a Permitted Successor Corporation (or if such merger is with a Restricted Company other than Borrower, then a Restricted Company) is the surviving entity after giving effect to such merger, and (vi) if required, the consent of Determining Lenders to the Subject Acquisition has been obtained and Borrower has delivered to Administrative Agent all information regarding the Acquisition requested by Administrative Agent, including, without limitation, all of the information specifically referred to in ITEM (c) of the definition of "Permitted Acquisition" in the Credit Agreement;

         (c) after giving effect to the Subject Acquisition, any Debt (if any) incurred or assumed by the Restricted Companies in connection with the Subject Acquisition will be permitted by SECTION 7.12 of the Credit Agreement (and to the extent any such Debt is permitted by SECTION 7.12(e) of the Credit Agreement calculations supporting compliance with such Sections are set forth on the attached Schedule) and the status of compliance by the Restricted Companies with SECTION 7.28(a) after giving effect to the Subject Acquisition is as set forth on the attached Schedule; and





                                                                     EXHIBIT D-2

         (d) prior to the consummation of the Subject Acquisition, Borrower has delivered to Administrative Agent all supplements to, or revisions of, SCHEDULES 6.13, 7.12, 7.13 and 7.20 to the Credit Agreement which are required to make the disclosures in such Schedules accurate after giving effect to the Subject Acquisition, and has obtained the consent of Determining Lenders with respect to such revised or supplemental Schedules ([ ] check here if no such revised or supplemental Schedules are required as a result of the Subject Acquisition).


                                  WORLDCOM, INC.




                                  *By
                                     -----------------------------------------
                                  (Name)
                                        --------------------------------------
                                  (Title)
                                         -------------------------------------


         *       Must be a Responsible Officer of Borrower.


                                       2                           EXHIBIT D-2
                                                                   -----------

                       SCHEDULE TO PERMITTED ACQUISITION
                             COMPLIANCE CERTIFICATE

                Status of compliance with the Credit Agreement1

1.               The Purchase Price of the Subject Acquisition is $__________.
                 [This Permitted Acquisition Compliance Certificate only needs to be completed with respect to Acquisitions with a Purchase Price of $250,000,000 or more.]


2.               SECTION 7.28(a) - LEVERAGE RATIO


         a.               Total Debt                                                                    $
                                                                                                         ----------------

         b.               Amount of immediately-available cash or Cash
                          Equivalents owned by the Restricted Companies                                 $
                                                                                                         ----------------

         c.               Market value of any immediately-available Marketable
                          Securities owned by the Restricted Companies                                  $
                                                                                                         ----------------

         d.               Total Debt (adjusted) [Line (a) less Line (b) and (c)]                        $
                                                                                                         ----------------

         e.               Pre-tax income                                                                $
                                                                                                         ----------------

         f.               Interest Expense                                                              $
                                                                                                         ----------------

         g.               Depreciation expense                                                          $
                                                                                                         ----------------

         h.               Amortization expense                                                          $
                                                                                                         ----------------

         i.               Other non-cash charges                                                        $
                                                                                                         ----------------

         j.               Non-recurring cash and non-cash merger and
                          restructuring charges related solely to Acquisitions
                          occurring during the Subject Period (not to exceed
                          $100,000,000 in the aggregate from the Closing Date
                          to the end of the Subject Period)                                             $
                                                                                                         ----------------

         k.               Extraordinary Losses                                                          $
                                                                                                         ----------------

         l.               Losses accounted for on the "equity" method of
                          accounting (other than dividends actually received
                          by any Restricted Company from such Person)                                   $
                                                                                                         ----------------

         m.               Extraordinary gains                                                           $
                                                                                                         ----------------

         n.               Gains accounted for on the "equity" method of
                          accounting (other than dividends actually received
                          by any Restricted Company from such Person)                                   $
                                                                                                         ----------------

         o.               Operating Cash Flow
                          Sum of Lines e through l minus
                          Lines m and n                                                                 $
                                                                                                         ----------------

         p.               Operating Cash Flow from Unrestricted Subsidiaries                            $
                                                                                                         ----------------

         q.               7.5% of Line (o)                                                              $
                                                                                                         ----------------

         r.               If positive, the amount by which Line (p) exceeds Line (q)                    $
                                                                                                         ----------------

         s.               Operating Cash Flow (adjusted) (Line (o) minus (r))                           $
                                                                                                         ----------------

         t.               Annualized Operating Cash Flow --
                          Line s multiplied by 4

__________________________________

         (1)All as more particularly determined in accordance with the terms of the Credit Agreement, which control in the event of conflicts with this form.

                                        3
                                                                 EXHIBIT D-2

         u.               Actual Leverage Ratio -- The ratio of (Line d to Line t)                              :
                                                                                                         ----------------

         v.               Maximum applicable ratio                                                           4.50 : 1.00
                                                                                                           --------------

3. If any Debt is being assumed or incurred in connection with the Subject Acquisition, then after giving effect to such Subject Acquisition, the aggregate Debt of the Restricted Companies incurred pursuant to SECTIONS 7.12(e) of the Credit Agreement (including, without limitation, amounts outstanding on the date of consummation of the Subject Acquisition under Capital Leases, Debt assumed or created in connection with any Permitted Acquisition, and any Existing Debt pursuant to SECTIONS 7.12(d) of the Credit Agreement) is $_________, which is less than or equal to 7.5% of the amount of Total Debt for which the Restricted Companies may be obligated without violating the Leverage Ratio requirements of SECTIONS 7.28(a) of the Credit Agreement.


4. After giving effect to the Subject Acquisition, the aggregate Debt of the Restricted Subsidiaries incurred pursuant to SECTIONS 7.12(e) of the Credit Agreement, including, without limitation, the amounts outstanding as of the date hereof under Capital Leases, Debt assumed or created in connection with any Permitted Acquisition, and any Existing Debt incurred pursuant to SECTION 7.12(d) of the Credit Agreement, is $__________, which amount is equal to or less than $100,000,000.





                                        4
                                                                 EXHIBIT D-2

                                   EXHIBIT E

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


         Reference is made to the 364-Day Revolving Credit and Term Loan Agreement dated as of February _____, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT") among WORLDCOM, INC., a Georgia corporation ("BORROWER"), the Lenders (as defined in the Credit Agreement), and NATIONSBANK OF TEXAS, N.A., as Administrative Agent for the Lenders ("ADMINISTRATIVE AGENT"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The "ASSIGNOR" and the "ASSIGNEE" referred to on SCHEDULE 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's Rights and obligations under the Credit Agreement and the related Loan Papers as of the date hereof equal to the percentage interest specified on SCHEDULE 1 (excluding any outstanding Competitive Borrowings owed to the Assignor [unless the Assignor is selling all of its Rights and obligations under the Loan Papers]. After giving effect to such sale and assignment, the Assignor's and the Assignee's Committed Sums and the amount of the Borrowings under the Credit Agreement owing to each of them will be as set forth on SCHEDULE 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Papers or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to any Loan Paper or the performance or observance by any such party of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor (to the extent the Principal Debt being assigned and owed to the Assignor is evidenced by Notes) and requests that Administrative Agent exchange such Notes for new Notes if so requested by either the Assignor or Assignee. Such new Notes shall be prepared in accordance with the provisions of SECTION 3.1(b) of the Credit Agreement and will reflect the respective Committed Sums of the Assignee and the Assignor after giving effect to this Assignment and Acceptance.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the Current Financials and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Administrative Agent to take such action as "Administrative Agent" on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance





                                                                       EXHIBIT E
with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under SECTION 10.9 of the Credit Agreement.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by Administrative Agent, unless otherwise specified on SCHEDULE 1.

         5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the Rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its Rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement, the Notes (to the extent the Principal Debt owed to the Assignee is evidenced by Notes), and loan accounts in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees and other fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Papers for periods prior to the Effective Date directly between themselves.

         7. Unless the Assignee is a Lender or an Affiliate of a Lender (and this sale and assignment is not made in connection with the sale of such Affiliate), this Assignment and Acceptance is conditioned upon the consent of Borrower and Administrative Agent pursuant to the definition of "Eligible Assignee" in the Credit Agreement. The execution and delivery of this Assignment and Acceptance by Borrower and Administrative Agent is evidence of this consent.

         8. As contemplated by SECTION 11.14(b)(v) of the Credit Agreement, the Assignor or the Assignee (as determined between the Assignor and the Assignee) agrees to pay to Administrative Agent for its account on the Effective Date in federal funds a processing fee of $3,500 (unless otherwise specified by Administrative Agent).

         9. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         10. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.





                                        2
                                                                 EXHIBIT E

                                   SCHEDULE 1
                                       to
                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


1.       Assigned Interest:

         (a)     Assignor's Committed Sum prior
                 to giving effect to the Assignment to Assignee                      $
                                                                                      -----------------------------------

         (b)     Aggregate Borrowings owed to Assignor,
                 immediately prior to giving effect to the
                 assignment to Assignee                                              $
                                                                                      -----------------------------------

         (c)     Percentage Interest in  Commitment
                 and Borrowings being assigned to Assignee by
                 Assignor                                                                                               %
                                                                                     -----------------------------------


2. Adjustments after giving effect to Assignment between Assignor and Assignee:

         (a)     Assignor's Committed Sum                                            $
                                                                                      -----------------------------------

         (b)     Assignee's Committed Sum acquired
                 from Assignor pursuant to this Assignment                           $
                                                                                      -----------------------------------

         (c)     Assignor's aggregate Borrowings                                     $
                                                                                      -----------------------------------

         (d)     Assignee's Borrowings acquired
                 from Assignor pursuant to this Assignment                           $
                                                                                      -----------------------------------


3.       Effective Date (if other than date of acceptance
         by Administrative Agent):                                           *______________ ___, ______

                                   SCHEDULE 1
                                       to
                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                 (PAGE 2 OF 2)



                                  [NAME OF ASSIGNOR], as Assignor


                                  By:
                                     -----------------------------------------
                                  Title:
                                        --------------------------------------

                                  Dated:                        ,
                                        ------------------- ----  ------



                                  [NAME OF ASSIGNEE], as Assignee


                                  By:
                                     -----------------------------------------
                                  Title:
                                        --------------------------------------

                                  Dated:                        ,
                                        ------------------- ----  ------





                                        4                              EXHIBIT E

         If SECTION 11.14(b) and CLAUSE (c) of the definition of "Eligible Assignee" of the Credit Agreement so require, Borrower and Administrative Agent consent to this Assignment and Acceptance.

                                  WORLDCOM, INC., as Borrower


                                  By:
                                     -----------------------------------------
                                  Title:
                                        --------------------------------------

                                  Dated:                        ,
                                        ------------------- ----  ------


                                  NATIONSBANK OF TEXAS, N.A.,
                                  as Administrative Agent


                                  By:
                                     -----------------------------------------
                                  Title:
                                        --------------------------------------

                                  Dated:                        ,
                                        ------------------- ----  ------


         * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Administrative Agent.





                                        5                              EXHIBIT E

                                  EXHIBIT F-1

                 FORM OF OPINION OF GENERAL COUNSEL OF BORROWER

                               February ___, 1998



NationsBank of Texas, N.A., in its capacity as Administrative Agent

Each of the Lenders named in SCHEDULES 2.1 to the Credit Agreement referred to below

         RE:   CREDIT FACILITY OF WORLDCOM, INC.

Ladies and Gentlemen:

         I am the General Counsel of WorldCom, Inc., a Georgia corporation ("BORROWER"), and have acted as counsel to Borrower and its Restricted Subsidiaries in connection with the 364-Day Revolving Credit and Term Loan Agreement dated as of February __, 1998 (the "CREDIT AGREEMENT"), among Borrower, the lenders named on SCHEDULE 2.1 to the Credit Agreement ("LENDERS"), and NationsBank of Texas, N.A., as the "Administrative Agent" under the Credit Agreement (in such capacity, the "ADMINISTRATIVE AGENT").

         This opinion is delivered pursuant to SECTIONS 5.1 of the Credit Agreement and PARAGRAPH 8 of SCHEDULE 5.1 to the Credit Agreement. Unless otherwise defined, each capitalized term used herein has the meaning given to such term in the Credit Agreement.

         In arriving at the opinions expressed below, I or attorneys employed by Borrower and acting under my supervision have examined such corporate documents and records of the Consolidated Companies (as listed on SCHEDULE 6.2 to the Credit Agreement) and such certificates of public officials and of officers of the Consolidated Companies, other documents, and matters of law as I deemed necessary or appropriate, including, without limitation, originals or copies (or, with respect to the Notes under the Credit Agreement (collectively, the "NOTES") only, the forms of Notes attached as Exhibits to the Credit Agreement) of (i) the Credit Agreement, and (ii) to the extent any Notes are executed and delivered on the Closing Date or immediately subsequent thereto, such Notes (all of the foregoing, collectively, the "TRANSACTION DOCUMENTS").

         In rendering the opinions expressed below, I have assumed with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to me as originals, (b) the genuineness of all signatures on all documents that I have examined (other than those of any officer of any Consolidated Company who signed in my presence and Bernard J. Ebbers, Charles T. Cannada, Scott D. Sullivan, and any other officer signing the incumbency provisions of officers' certificates delivered in connection with the Loan Papers), (c) the conformity to authentic originals of documents submitted to me as certified, conformed, or photostatic copies, and (d) compliance by the Administrative Agent and the Lenders with their respective covenants and undertakings contained in the Transaction Documents.





                                                                     EXHIBIT F-1

         With respect to matters involving the Federal Communications Commission (the "FCC") and state public utility commissions or analogous regulatory or governmental authorities, the Communications Act of 1934, as amended, and the rules and regulations of the FCC and such other state public utility commission or analogous regulatory or governmental authorities, I refer to the separate opinions of Kelley Drye & Warren, L.L.P., regulatory counsel to the Consolidated Companies, and I understand that you will rely solely upon the opinions of such counsels with respect to such matters. I express no opinion herein with respect to any of the matters opined on by such regulatory counsel.

         Based upon the foregoing, and subject to the qualifications and limitations herein contained, it is my opinion that:

         1. Borrower (a) is a corporation validly existing and in good standing under the Laws of its state of incorporation (based solely upon my review of good standing certificates [or comparable documents] issued by such state with respect to such corporation), and (b) possesses all requisite corporate authority and power to conduct its business and execute, deliver, and comply with the terms of the Transaction Documents, which have been duly authorized and approved by all necessary corporate action and for which, to the best of my knowledge, no approval or consent of any Person or Governmental Authority is required which has not been obtained, except where the failure to obtain would not be a Material Adverse Event.

         2. Each of the Transaction Documents have been duly executed and delivered by Borrower.

         3. The Transaction Documents evidence the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as the enforcement may be limited by Debtor Relief Laws and except that the remedies available with respect thereto may be subject to general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

         4. The execution, delivery, and performance of and compliance with the terms of the Transaction Documents will not cause any Borrower to be in violation of its Second Amended and Restated Articles or Certificates of Incorporation or Bylaws.

         5. The execution, delivery, and the performance of and compliance with the terms of the Transaction Documents will not cause Borrower to be in violation of any Laws, other than such violations which will not, individually or collectively, be a Material Adverse Event.

         6. No Restricted Company is involved in, nor am I aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Restricted Company that would be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $100,000,000 (individually or collectively) or any warrant of attachment, acquisition, or similar proceeding against any Restricted Company's assets having a value (individually or collectively) of $100,000,000 or more.

         7. To the best of my knowledge, after reasonable investigation, the execution, delivery, and the performance of and compliance with the terms of the Transaction Documents will not cause Borrower to be in default under any material, written, or oral agreements, contracts, commitments, or understandings to which any Restricted Company is a party, other than such defaults or potential defaults which will not, individually or collectively, be a Material Adverse Event.





                                        2
                                                                 EXHIBIT F-1

         8. (a) No Employee Plan has incurred an accumulated funding deficiency (as defined in the Code and ERISA), (b) neither Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) Borrower has not engaged in any prohibited transaction (as such term is defined in ERISA or the Code) which would be a Material Adverse Event, and (e) to the best of my knowledge, after reasonable investigation, no Reportable Event has occurred which is likely to result in the termination of any Employee Plan.

         9. No Restricted Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         10. No Restricted Company is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         11. The application of the proceeds of the Borrowings under the Credit Agreement by the Borrower in accordance with the terms of the Credit Agreement will not violate Regulation U.

         This opinion is limited in all respect to the laws of the State of Georgia and the federal laws of the United States of America.

         I note that the Transaction Documents are to be governed by the laws of the State of Texas. Accordingly, for purposes of rendering this opinion as to the enforceability of the Transaction Documents, I have assumed that the substantive laws of the State of Texas are identical to the substantive laws of the State of Georgia.

         The foregoing opinions are also subject to the following exceptions and qualifications: I express no opinion

                 (a) with respect to the availability of the remedies of specific performance or injunction, or other remedies requiring the exercise of judicial discretion;

                 (b) as to the effect of the compliance or noncompliance of Lenders with any state or federal laws or regulations applicable to any Lender's legal or regulatory status or the nature of such Lender's business;

                 (c) as to the enforceability of any provisions contained in the Transaction Documents that (i) purport to make void any act in contravention thereof, (ii) purport to authorize a party to act in its sole discretion, (iii) relate to the effect of laws or regulations that may be enacted in the future, (iv) require waivers or amendments to be made only in writing or (v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws;

                 (d) regarding the enforceability of the waivers in the Transaction Documents of the right to demand a trial by jury and with respect to selection of a venue;

                 (e) as to the enforceability of any provisions in the Transaction Documents to the effect that the acceptance of a past due installment or other performance by Borrower shall not be deemed a waiver of the right to accelerate the indebtedness;





                                        3
                                                                 EXHIBIT F-1

                 (f) as to the enforceability of any provisions in the Transaction Documents relating to (i) set off, (ii) self help or (iii) evidentiary standards or other standards by which the Transaction Documents are to be construed; and

                 (g) with regard to any provisions of the Transaction Documents whereby a party purports to indemnify another party against its own negligence or misconduct.

         This opinion is addressed to you solely for your use in connection with the transactions contemplated by the Transaction Documents, and no person other than the Administrative Agent, each Lender, and each assignee which hereafter becomes a Lender as permitted by the Credit Agreement and the law firm of Haynes and Boone, LLP is entitled to rely hereon without my prior written consent. This opinion is given as of the date hereof, and I have no obligation to revise or update this opinion subsequent to the date hereof or to advise you or any other person of any matter subsequent to the date hereof which would cause me to modify this opinion in whole or in part.


                                  Very truly yours,



                                  William E. Anderson,
                                  General Counsel





                                        4
                                                                 EXHIBIT F-1

                                  EXHIBIT F-2

               FORM OF OPINION OF SPECIAL COMMUNICATIONS COUNSEL
                         [KELLEY DRYE & WARREN, L.L.P.]

                               February ___, 1998



NationsBank of Texas, N.A.
         as Administrative Agent

Each of the Lenders named on SCHEDULE 2.1 to the Credit Agreement referred to below

Ladies and Gentlemen:

         We have acted as special communications regulatory counsel to WorldCom, Inc. (the "BORROWER"), a Georgia corporation, and each of its Restricted Subsidiaries (Borrower and its Restricted Subsidiaries are collectively referred to herein as the "RESTRICTED COMPANIES"), in connection with the 364-Day Revolving Credit and Term Loan Agreement (the "CREDIT AGREEMENT"), dated as of February ___, 1998, and the related Loan Papers by an among Borrower, the Lenders referred to on SCHEDULE 2.1 of the Credit Agreement ("LENDERS"), and NationsBank of Texas, N.A., as the "Administrative Agent" under the Credit Agreement (the "ADMINISTRATIVE AGENT").

         Except as otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to SECTION 5.1 and PARAGRAPH 8 of SCHEDULE 5.1 of the Credit Agreement.

         As special communications regulatory counsel for the Restricted Companies, we address only matters within the jurisdiction of the Federal Communications Commission ("FCC") and each state public utility commission ("PUC") that, on the date of this opinion, exercises jurisdiction over the Restricted Companies. We express no opinion as to matters of local, municipal, or county regulation and their applicability to or effect upon the transactions or the Restricted Companies.

         In rendering the opinions expressed herein, we have examined the execution form of the Credit Agreement and all Schedules and Exhibits thereto. We assume that the documents will be executed and delivered in the same form provided to us. We also have assumed, with your permission and without independent investigation, that: (a) the signatures on all documents examined by us are genuine and that, where any such signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such documents had authority to do so; (b) the documents submitted to us as originals are authentic, and that all documents submitted to us as certified, conformed, or photostatic copies conform to authentic original documents; and (c) public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities are correct. In addition, we have assumed the due execution and delivery, pursuant to due authorization, of each of the Loan Papers by Borrower.

         As to matters of fact relevant to the opinions expressed herein, we have relied upon information supplied to us by the Restricted Companies, examination of our own files and records, appropriate





                                                                     EXHIBIT F-2
examination of public records, files, and certificates on file with the FCC and PUCs as of the date of this opinion, and as to the Restricted Companies' ownership and operations, review of documents, records, and instruments, provided by the Restricted Companies and pertinent disclosures of appropriate representatives of the Companies. The following opinions are based upon and expressly limited to the Communications Act of 1934, as amended, the rules, regulations, and published policies of the FCC (the "COMMUNICATIONS ACT"), and all laws administered by, and all rules, regulations, and published policies of, each PUC (the "PUC LAWS") in effect on the date hereof. Subject to the limitations set forth herein, we have reviewed such materials and law as we have deemed necessary for purposes of this opinion.

         When, in this opinion, we use the phrase "of which we have knowledge" or "to the best of our knowledge," we have not made any independent investigation of the applicable facts, but have relied upon the representations made in the documents referred to in this opinion, in the certificates of the Restricted Companies and their respective officers or representatives and are not aware of any facts inconsistent therewith. Opinions expressed herein as being "to the best of our knowledge" or incorporating the phrase "of which we have knowledge" refer to present actual knowledge of the attorneys who are presently with this firm and who our records indicate have worked on matters for the Restricted Companies during the past two years.

         Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

         1. No authorization of the FCC is required for the execution, delivery, or performance by the Borrower of the Credit Agreement, or for the legality, validity, or enforceability thereof against the Borrower. Similarly, no authorization of any PUC is required for the execution, delivery, or performance by the Borrower of the Credit Agreement, or for the legality, validity or enforceability thereof.


         2. The execution and delivery, and the performance and compliance with the terms and provisions by Borrower, of the Credit Agreement: (a) will not result in a violation of the Communications Act or any PUC Laws, except where such violation would not have a material adverse effect on the Borrower and its affiliates taken as a whole or the Lenders; (b) will not cause any cancellation, termination, revocation, forfeiture, or material impairment of any FCC or PUC authorization, certificate, or license, except where such cancellation, termination, revocation, or forfeiture would not have a material adverse effect on the Borrower and its affiliates taken as a whole; and (c) will not require further notice to or the approval of the FCC or any PUC, except where the failure to provide such notice would not result in any material adverse effect on the Borrower and its affiliates taken as a whole or the Lenders.


         3. To the best of our knowledge based solely upon inquiry to the Restricted Companies and review of records in our possession and the publicly-available files and records of the FCC and each PUC: (a) there is no outstanding decree or order that has been issued by the FCC or any PUC against any Restricted Company and no pending or threatened litigation, proceedings, notice of violation, order to show cause, complaint, inquiry, or investigation before the FCC or any PUC relating to any Restricted Company or relating to its Network Facilities or business operations that might result in cancellation, termination, revocation, forfeiture, or any material impairment of any of their FCC or PUC authorizations, certificates, or licenses, or have any material adverse effect upon, or





                                        2
                                                                 EXHIBIT F-2
                          cause material disruption to, any Restricted Company or the ownership or operation of such Network Facilities or business operations; and (b) no action has been taken by the FCC or any PUC which might now, or after notice or lapse of time or both, result in a cancellation, termination, revocation, forfeiture, or any material impairment of any of their FCC or PUC authorizations, certificates, or licenses, or have any material adverse effect upon, or material disruption to, any Restricted Company or the ownership or operation of their Network Facilities or business operations.

         The opinions expressed in this letter are subject in all respects to the following qualifications: (a) no opinion is rendered as to matters not specifically referred to herein or to events which have not yet occurred and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect thereto; and (b) except as expressly provided herein, all opinions expressed in this letter are limited solely to the effect on the Loan Papers of the rules and regulations of the FCC and PUCs, and we express no opinion as to the effect of any other federal or state statute or equitable doctrine or of the regulations of any other agencies or administrative body, or to the effect of any laws, rules, or regulations imposed by any foreign nation (including, without limitation, the laws of Canada). We are admitted to the District of Columbia Bar and, with respect to any matters concerning the laws of any other State, we draw your attention to the fact that the members of the firm involved in the preparation of this opinion letter are not admitted to the Bars of those States and are not experts in the laws of those jurisdictions, and that any such opinions concerning the laws of such States are based upon our reasonable familiarity with the common carrier telecommunications laws of such States as a result of our prior involvement in matters concerning such laws as they pertain to compliance with common carrier telecommunications regulatory requirements concerning the approvals and notices required for borrowing by common carriers of telecommunications services. This opinion is given as of the date hereof, and we assume no obligation to assess the likelihood of, or to update or supplement this opinion to reflect, any facts or circumstances that may hereafter occur or come to our attention.

         At the request of our clients, this opinion letter is provided to the Administrative Agent and the Lenders by us in our capacity as special communications regulatory counsel to the Restricted Companies and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Loan Papers without, in each instance, our prior written consent, except that it may be relied upon as of the date hereof by any successor or permitted assignee or participant of the Lenders as provided in the Loan Papers.

                                  Very truly yours,

                                  KELLEY DRYE & WARREN LLP


                                  By:
                                           -----------------------------------
                                           Brad E. Mutschelknaus
                                           Member of the Firm





                                        3
                                                                 EXHIBIT F-2